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                           TELEX COMMUNICATIONS, INC.

                                   $30,000,000

                   ADJUSTED INTEREST PIK SENIOR SECURED NOTES

                          -----------------------------
                              AMENDED AND RESTATED

                             NOTE PURCHASE AGREEMENT
                          -----------------------------

                          DATED AS OF NOVEMBER 21, 2001

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                                TABLE OF CONTENTS

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
ARTICLE 1.           THE SENIOR SECURED NOTES....................................................................     2
         1.1      Authorization of Senior Secured Notes..........................................................     2
         1.2      Interest on the Senior Secured Notes...........................................................     2
         1.3      Priority.......................................................................................     4
         1.4      Commitment Fees................................................................................     4

ARTICLE 2.           SALE AND PURCHASE OF TRANCHE B SENIOR SECURED NOTES.........................................     4

ARTICLE 3.           CLOSING.....................................................................................     4

ARTICLE 4.           CONDITIONS TO CLOSING.......................................................................     5
         4.1      Representations and Warranties; Material Adverse Change........................................     5
         4.2      Performance; No Default........................................................................     5
         4.3      Senior Secured Notes...........................................................................     5
         4.4      Documents Required.............................................................................     5
         4.5      Opinions of Counsel............................................................................     8
         4.6      Purchase Permitted by Applicable Law, etc......................................................     9
         4.7      No Litigation or Other Proceedings.............................................................     9
         4.8      No Material Adverse Change.....................................................................     9
         4.9      Fees and Expenses..............................................................................     9
         4.10     Proceedings and Documents......................................................................     9
         4.11     Telex Exchange.................................................................................    10

ARTICLE 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................    10
         5.1      Corporate Existence; Qualification; Power; Licenses and Permits................................    10
         5.2      Corporate and Governmental Authorization; Contravention........................................    11
         5.3      Binding Effect.................................................................................    11
         5.4      Financial Information..........................................................................    11
         5.5      Litigation and Judgments.......................................................................    12
         5.6      Compliance with ERISA..........................................................................    12
         5.7      Taxes..........................................................................................    12
         5.8      Capitalization; Subsidiaries...................................................................    13
         5.9      Not an Investment Company......................................................................    14
         5.10     No Conflicting Requirements....................................................................    14
         5.11     Indebtedness...................................................................................    14
         5.12     Title to Properties and Assets; Intellectual Property..........................................    15
         5.13     Compliance with Law............................................................................    15
         5.14     Compliance with Environmental Laws.............................................................    16
         5.15     Security Interests and Liens...................................................................    16
         5.16     Labor Relations................................................................................    17
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                                       i

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         5.17     Solvency; Material Adverse Effect..............................................................    17
         5.18     Margin Security................................................................................    18
         5.19     Affiliate Transactions.........................................................................    18
         5.20     Accuracy and Completeness of Information.......................................................    18
         5.21     Status of Accounts.............................................................................    18
         5.22     Use of Proceeds................................................................................    19
         5.23     No Default.....................................................................................    19
         5.24     Collateral.....................................................................................    19
         5.25     Survival of Representations....................................................................    20

ARTICLE 6.           REPRESENTATIONS OF THE PURCHASER............................................................    20

ARTICLE 7.           AFFIRMATIVE COVENANTS.......................................................................    20
         7.1      Financial Statements...........................................................................    20
         7.2      Certificates; Other Information................................................................    21
         7.3      Payment of Obligations.........................................................................    22
         7.4      Conduct of Business and Maintenance of Existence...............................................    22
         7.5      Maintenance of Property; Insurance.............................................................    23
         7.6      Inspection-of Property; Books and Records; Discussions.........................................    23
         7.7      Notices........................................................................................    23
         7.8      Environmental Laws.............................................................................    25
         7.9      After-Acquired Real Property and Fixtures......................................................    26
         7.10     Pledged Stock and Pledged Notes................................................................    27
         7.11     Conditions Subsequent to Closing...............................................................    27

ARTICLE 8.           NEGATIVE COVENANTS..........................................................................    28
         8.1      Minimum Consolidated EBITDA....................................................................    28
         8.2      Limitation on Indebtedness.....................................................................    28
         8.3      Limitation on Liens............................................................................    30
         8.4      Limitation on Guarantee Obligations............................................................    32
         8.5      Limitation on Fundamental Changes..............................................................    33
         8.6      Limitation on Sale of Assets...................................................................    33
         8.7      Limitation on Restricted Payments..............................................................    35
         8.8      Limitation on Capital Expenditures.............................................................    35
         8.9      Limitation on Investments, Loans and Advances..................................................    35
         8.10     Limitation on Transactions with Affiliates.....................................................    37
         8.11     Limitation on Sale and Leaseback Transactions..................................................    38
         8.12     Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents......    38
         8.13     Limitations on Changes in Fiscal Year..........................................................    41
         8.14     Limitation on Negative Pledge Clauses..........................................................    41
         8.15     Limitation on Lines of Business; Creation of Subsidiaries......................................    41
         8.16     Limitations on Currency and Commodity Hedging Transactions.....................................    42
         8.17     Holding Company Status of Telex Communications International, Ltd..............................    42
         8.18     Payment of Special Bonuses to Management.......................................................    42
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                                       ii
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ARTICLE 9.           EVENTS OF DEFAULT...........................................................................    42
         9.1      Events of Default..............................................................................    42
         9.2      Acceleration...................................................................................    45
         9.3      Remedies on Default............................................................................    45

ARTICLE 10.          REGISTRATION; EXCHANGE; SUBSTITUTION OF SENIOR SECURED NOTES................................    46
         10.1     Registration of Senior Secured Notes...........................................................    46
         10.2     Transfer and Exchange of Senior Secured Notes..................................................    46
         10.3     Replacement of Senior Secured Notes............................................................    47

ARTICLE 11.          PREPAYMENT; PAYMENT OF SENIOR SECURED NOTES.................................................    48
         11.1     Voluntary Prepayments..........................................................................    48
         11.2     Allocation of Partial Prepayments..............................................................    48
         11.3     Payment........................................................................................    48
         11.4     Maturity; Surrender, etc.......................................................................    48
         11.5     Purchase of Senior Secured Notes...............................................................    48

ARTICLE 12.          EXPENSES AND INDEMNIFICATION................................................................    49
         12.1     Transaction Expenses...........................................................................    49
         12.2     Indemnification................................................................................    49
         12.3     Survival.......................................................................................    51

ARTICLE 13.          ENTIRE AGREEMENT............................................................................    51

ARTICLE 14.          AMENDMENT AND WAIVER........................................................................    51
         14.1     Requirements...................................................................................    51
         14.2     Solicitation of Holders of Senior Secured Notes................................................    52
         14.3     Binding Effect, etc............................................................................    52
         14.4     Senior Secured Notes Held by Company, Etc......................................................    52

ARTICLE 15.          NOTICES.....................................................................................    52

ARTICLE 16.          REPRODUCTION OF DOCUMENTS...................................................................    53

ARTICLE 17.          CONFIDENTIAL INFORMATION....................................................................    53

ARTICLE 18.          SUBSTITUTION OF PURCHASER...................................................................    54

ARTICLE 19.          THE CO-AGENTS...............................................................................    55
         19.1     Authorization and Action.......................................................................    55
         19.2     Co-Agents' Reliance............................................................................    55
         19.3     GSCP Recovery or GoldenTree and Affiliates.....................................................    56
         19.4     Purchaser Credit Decision......................................................................    56
         19.5     Indemnification................................................................................    56
         19.6     Successor Co-Agent.............................................................................    57
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                                      iii
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ARTICLE 20.          MISCELLANEOUS...............................................................................    57
         20.1     Successors and Assigns.........................................................................    57
         20.2     Payments Due on Non-Business Days..............................................................    57
         20.3     Satisfaction Requirement.......................................................................    57
         20.4     Severability...................................................................................    58
         20.5     Construction...................................................................................    58
         20.6     Counterparts...................................................................................    58
         20.7     Governing Law..................................................................................    58
         20.8     Consent to Jurisdiction........................................................................    58
         20.9     Intercreditor Agreement........................................................................    58
         20.10    Waiver of Jury Trial...........................................................................    59
         20.11    Management Fees................................................................................    59
         20.12    Holdings.......................................................................................    59
         20.13    Security Documents.............................................................................    59
         20.14    Waivers........................................................................................    59
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                                       iv
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
SCHEDULES
Schedule I                 -   Purchasers
Schedule II                -   Defined Terms

Schedule 4.5               -   Jurisdictions of Local Counsel Opinions
Schedule 5.5               -   Litigation and Judgments
Schedule 5.6               -   ERISA Matters
Schedule 5.7               -   Tax Matters
Schedule 5.8               -   Subsidiaries; Capitalization
Schedule 5.11              -   Indebtedness
Schedule 5.12(a)           -   Property; Exceptions to Good Title
Schedule 5.12(b)           -   Intellectual Property
Schedule 5.14              -   Environmental Matters
Schedule 5.15              -   Liens
Schedule 5.17(b)           -   Material Adverse Effect
Schedule 5.19              -   Existing Affiliate Transactions
Schedule 5.20(b)           -   Exchange Act Reports Matters
Schedule 5.24              -   UCC Filing Jurisdictions and Office
Schedule 8.2(f)            -   Existing Indebtedness
Schedule 8.3(j)            -   Existing Liens
Schedule 8.4(a)            -   Existing Guarantee Obligations
Schedule 8.9(c)            -   Existing Investments
Schedule 8.10              -   Permitted Affiliate Transactions

                                  EXHIBITS

Exhibit A                  -   Form of Senior Secured Note
Exhibit B                  -   Form of Guarantee and Collateral Agreement
Exhibit C                  -   Form of Patent and Trademark Security Agreement
Exhibit D-1                -   Form of Opinion of Counsel to the Company
Exhibit D-2                -   Form of Opinion of General Counsel to the Company
Exhibit E                  -   Form of Intercreditor Agreement

Schedules 4.5 through 8.10 and Exhibits D-1 and D-2 have not been filed, but may be obtained upon request.

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

      This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of November 21, 2001 (this "AGREEMENT"), is made by and among Telex Communications, Inc., a Delaware corporation (the "COMPANY" or "TELEX"), GSCP Recovery (US), LLC ("GSCP RECOVERY") (formerly known as TCI Investments LLC) and GoldenTree Asset Management, LLC ("GOLDENTREE") (as successor co-agent to GoldenTree High Yield Opportunities I, L.P.), each as Co-Agent, the purchasers parties hereto and listed on Schedule I hereto as the Original Purchasers (the "ORIGINAL PURCHASERS"), and the purchasers parties hereto and listed on Schedule I hereto as the New Purchasers (the "NEW PURCHASERS," and collectively, together with the Original Purchasers and any transferees or assigns thereof pursuant to Section
10.2 hereof, the "PURCHASERS"). Certain capitalized terms used in this Agreement are defined in Schedule II hereto; references to a "Schedule" or an "Exhibit" are, unless otherwise specified herein, to a Schedule or an Exhibit attached to this Agreement.

                                   BACKGROUND

      WHEREAS, the Company and the Original Purchasers are parties to that certain Note Purchase Agreement, dated as of April 11, 2001 (the "NOTE PURCHASE AGREEMENT"), pursuant to which the Company issued and sold to the Original Purchasers, and the Original Purchasers purchased from the Company, $20,000,000 aggregate principal amount of the Company's 18% Adjusted Interest PIK Senior Secured Notes due April 11, 2004;

      WHEREAS, Events of Default have occurred and are continuing under (i)
Section 9(b) of the Note Purchase Agreement as a result of the Company's failure to meet the financial conditions and covenants contained in Section 8.1 of the Note Purchase Agreement and (ii) Sections 9(d) and 9(f) of the Note Purchase Agreement as a result of the Company's failure to pay interest on the 11% Subordinated Notes on September 17, 2001, the Company's failure to pay interest on the 10.5% Subordinated Notes in November 2001 and the Company's failure to meet the financial conditions and covenants contained in Section 8.1 of the Senior Credit Agreement;

      WHEREAS, the Company has made an exchange offer to the holders of the 10.5% Subordinated Notes and the holders of the 11% Subordinated Notes pursuant to which the holders of such Notes will exchange the Notes for new senior subordinated notes to be issued by, and Preferred Stock (convertible into common stock at the option of the Company) and warrants to purchase Preferred Stock of, the Company (the "TELEX EXCHANGE");

      WHEREAS, in connection with such Events of Default and the Telex Exchange, the Company has requested that the Purchasers agree to (i) waive such Events of Default, (ii) purchase an additional $10,000,000 aggregate principal amount of the Company's Senior Secured Notes and (iii) amend, modify and restate the Note Purchase Agreement in certain respects; and

      WHEREAS, the Co-Agents and the Purchasers are willing to agree to the requested waivers, purchase, amendment, modification and restatement but only on the terms and subject to the conditions set forth herein;

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Note Purchase Agreement as follows:

                      ARTICLE 1. THE SENIOR SECURED NOTES.

      1.1 Authorization of Senior Secured Notes.

            (a) The Company has authorized the issuance and sale of $20,000,000 aggregate principal amount (as such amount has been, or may from time to time be, adjusted pursuant to Sections 1.2 and 11.1 hereof, the "TRANCHE A PRINCIPAL AMOUNT") of its 18% Adjusted Interest PIK Senior Secured Notes due April 11, 2004 (such Senior Secured Notes and any promissory note issued in substitution therefor pursuant to Article 10 hereof or as PIK Interest pursuant to Section
1.2 below, collectively, the "TRANCHE A SENIOR SECURED NOTES"). On April 11, 2001, the Company issued and sold to each Original Purchaser, and each Original Purchaser purchased from the Company, the Tranche A Senior Secured Notes in the principal amount specified opposite such Purchaser's name on Schedule I hereto at the purchase price of 100% of such principal amount. The Tranche A Principal Amount shall be payable on July 31, 2004 (the "MATURITY DATE") in U.S. dollars in immediately available funds. The Tranche A Senior Secured Notes are and shall be substantially in the form attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by the Required Purchasers and the Company.

            (b) The Company will authorize the issuance and sale of $10,000,000 aggregate principal amount (as such amount may from time to time be adjusted pursuant to Sections 1.2 and 11.1 hereof, the "TRANCHE B PRINCIPAL AMOUNT"; and together with the Tranche A Principal Amount, the "PRINCIPAL AMOUNT") of its 19.5% Adjusted Interest PIK Senior Secured Notes due July 31, 2004 (such Senior Secured Notes and any promissory note issued in substitution therefor pursuant to Article 10 hereof or as PIK Interest pursuant to Section 1.2 below, collectively, the "TRANCHE B SENIOR SECURED NOTES"; and together with the Tranche A Senior Secured Notes, the "SENIOR SECURED NOTES"). The Tranche B Principal Amount shall be payable on the Maturity Date in U.S. dollars in immediately available funds. The Tranche B Senior Secured Notes shall be substantially in the form attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by the Required Purchasers and the Company.

      1.2 Interest on the Senior Secured Notes.

            (a) The Tranche A Senior Secured Notes have accrued interest, compounded quarterly, at the rate of (x) 18% per annum from April 11, 2001 through June 30, 2001, (y) 18.75% per annum from July 1, 2001 through September 30, 2001 and (z) 19.5% per annum from October 1, 2001 through November 21, 2001. On each of June 30, 2001 and September 30, 2001, the Company paid the applicable accrued interest by issuing Tranche A Senior Secured Notes in the principal amount of such accrued interest.

            (b) The Company shall pay interest as set forth in this Section 1.2 on the unpaid principal amount of the Senior Secured Notes until such Senior Secured Notes are paid in full. The Senior Secured Notes shall accrue interest at the rate of 19.5% per annum from the

Closing Date through December 31, 2001 (the "INITIAL INTEREST RATE"). Beginning on January 1, 2002 and on the first day of each calendar quarter thereafter (i.e., April 1, July 1, October 1 and January 1), the then applicable interest rate shall increase by an additional 0.75% per annum (each such adjusted interest rate, the "ADJUSTED INTEREST RATE") and the Senior Secured Notes shall thereafter accrue interest at the applicable Adjusted Interest Rate for so long as the Senior Secured Notes remain outstanding; provided that the Adjusted Interest Rate applicable (excluding any default interest or other amounts payable under this Section 1 or otherwise hereunder) to the Senior Secured Notes shall not exceed 25% per annum; provided further that nothing in this Section 1.2(b) shall preclude the accrual and payment of interest at the Default Rate, in addition to the then applicable Adjusted Interest Rate pursuant to Section 1.2(d) below.

            (c) Interest shall be due quarterly in arrears on December 31, March 31, June 30 and September 30 of each year on the first such date occurring after the date of this Agreement, on the Maturity Date and, if the Maturity Date shall not be the Termination Date, on the Termination Date (each such date, an "INTEREST DUE DATE"), shall be compounded quarterly and shall be payable as set forth in this Section 1.2(c). On each Interest Due Date other than the Maturity Date and, if applicable, the Termination Date, payment of the interest due on such Interest Due Date shall be paid in the following manner: (i) with the approval of the applicable Purchaser, which approval shall be in such Purchaser's sole discretion, such accrued interest shall be capitalized on the applicable Senior Secured Note or (ii) such accrued interest shall be paid in the form of a Tranche A Senior Secured Note or Tranche B Senior Secured Note, as applicable (interest paid in such manner, the "PIK INTEREST"), in the principal amount of such accrued interest and issued on the applicable Interest Due Date. Notwithstanding the foregoing, if the Consolidated EBITDA for the four fiscal quarters ending prior to the Interest Due Date other than the Maturity Date and, if applicable, the Termination Date, is greater than or equal to two times the Consolidated Interest Expense for the same four fiscal quarters (after including an amount equal to $5,600,000 in the definition of Consolidated Interest Expense), then such accrued interest shall be paid in U.S. dollars in immediately available funds (up to, on each quarterly interest payment date, $1,400,000, and in aggregate, $5,600,000 in any fiscal year) if and to the extent permitted by Section 8.12(e) of the Senior Credit Agreement and the Intercreditor Agreement. Interest due on the Maturity Date and, if applicable, the Termination Date shall be payable in U.S. dollars in immediately available funds. Interest on the Senior Secured Notes shall be computed on the basis of a 360-day year for the actual number of days (including the first day and the last day) occurring in the period for which such interest is payable.

            (d) Notwithstanding the foregoing, so long as any Event of Default shall have occurred and be continuing, interest shall accrue on the unpaid principal amount of the Senior Secured Notes at the Initial Interest Rate or the Adjusted Interest Rate, as applicable, plus 3.00% per annum (the "DEFAULT RATE"), shall be due in arrears on a quarterly basis on each Interest Due Date during the continuation of such Event of Default, and shall be payable in accordance with Section 1.2(c) above.

      1.3 Priority.

            (a) Senior to the Subordinated Notes. The Obligations of the Company under the Senior Secured Notes and the other Note Documents constitute, and shall be deemed to constitute for all purposes thereunder, "Senior Indebtedness" and "Designated Senior

Indebtedness" under the 10.5% Subordinated Note Documents, the 11% Subordinated Note Documents and the New Telex Subordinated Note Documents. The Obligations of the Company under the Note Documents are, and shall be deemed to be, senior to any and all Obligations of the Company under the 10.5% Subordinated Note Documents, the 11% Subordinated Note Documents and the New Telex Subordinated Note Documents and any and all Obligations of the Company ranking pari passu with, or junior to, such Obligations.

            (b) Subordinated to the Senior Debt Obligations. The Obligations of the Company under the Senior Secured Notes and the other Note Documents are subordinated to the Company's Senior Debt Obligations on the terms and conditions set forth in the Intercreditor Agreement.

      1.4 Commitment Fees. The Company shall pay to each Purchaser on the Closing Date, such Purchaser's pro rata share of 5.00% of the Tranche B Principal Amount of the Tranche B Senior Secured Notes (the "COMMITMENT FEE"). The Commitment Fee shall be payable and fully earned as of the Closing Date.

        ARTICLE 2. SALE AND PURCHASE OF TRANCHE B SENIOR SECURED NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing provided for in Section 3 hereof, Tranche B Senior Secured Notes in the principal amount specified opposite such Purchaser's name on Schedule I hereto at the purchase price of 100% of such principal amount (such issuance, sale and purchase, the "NOTE PURCHASE"; and, together with the other transactions contemplated hereunder and under the other Note Documents, including, without limitation, the modification of the Senior Credit Documents (including Amendment No. 5 to the Senior Credit Agreement), the execution, delivery and performance of the New Telex Subordinated Note Documents and the granting of the security interests in the Collateral, in each case as contemplated hereunder and thereunder, the "NOTE PURCHASE TRANSACTIONS"). Each Purchaser's obligation hereunder are several and not joint obligations and no Purchaser shall have any obligations under this Agreement or any other Note Document, or any liability to any Person, for the performance or nonperformance by any other Purchaser hereunder or thereunder.

                              ARTICLE 3. CLOSING.

      The Note Purchase shall occur at the offices of Dechert, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m., New York time, at a closing (the "CLOSING") on November 21, 2001 or on such other Business Day as may be agreed upon by the Company and the Purchasers (the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser a Tranche B Senior Secured Note in the principal amount purchased by such Purchaser (or such greater number of Senior Secured Notes each in a denomination of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery to the Company or its order of immediately available funds in U.S. dollars in the amount of the purchase price thereof by wire transfer for the account of the Company to such account or accounts in the United States as the Company shall designate to the Purchasers at least two Business Days prior to the Closing. If, at the Closing, the Company shall fail to tender such Tranche B Senior Secured Notes to any Purchaser as provided in this Section 3, or any of the conditions specified in Section 4 below shall not have been fulfilled to the satisfaction of the Required Purchasers, each Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

                       ARTICLE 4. CONDITIONS TO CLOSING.

      Each Purchaser's obligations to purchase Tranche B Senior Secured Notes hereunder is subject to the performance and full satisfaction, prior to or on the Closing Date, of the conditions precedent set forth in this Article 4.

      4.1 Representations and Warranties; Material Adverse Change. The representations and warranties of the Company contained in this Agreement and in each other Note Document shall be true and correct when made and on the Closing Date, before and immediately after giving pro forma effect to the Note Purchase Transactions as if such representations had been made on and as of the Closing Date.

      4.2 Performance; No Default. The Company shall have performed and complied with all agreements and conditions in this Agreement and each other Note Document required to be performed or complied with thereby prior to or at the Closing and, before and immediately after giving pro forma effect to the Note Purchase Transactions, and each of them, no Default or Event of Default shall have occurred and be continuing.

      4.3 Senior Secured Notes. The Company shall have delivered the Tranche B Senior Secured Notes, in each case, duly executed by the Company, to the Purchasers.

      4.4 Documents Required. Each Purchaser shall have received the following documents, each dated as of the Closing Date and, unless otherwise specified herein, in the form of the respective Exhibit hereto, if any, or otherwise in form and substance satisfactory to the Required Purchasers.

            (a) Amendment to the Senior Credit Facility. Amendment No. 5 to the Senior Credit Agreement shall be in full force and effect and the Purchasers shall have received true and correct copies of such Amendment No. 5 to the Senior Credit Agreement, certified by a Responsible Officer of the Company.

            (b) New Telex Senior Subordinated Indenture. The New Telex Senior Subordinated Indenture shall be in full force and effect. The Company shall have delivered a true and correct copy of such Indenture, certified by a Responsible Officer of the Company.

            (c) Governmental Approvals. All governmental and third party approvals necessary or reasonably advisable in connection with the financing contemplated hereby and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods under applicable Law shall have expired without any action being taken or threatened by an competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Note Purchase Transactions.

            (d) [Intentionally Omitted.]

            (e) [Intentionally Omitted.]

            (f) Security Documents. An amended and restated guaranty and collateral agreement, in substantially the form of Exhibit B hereto (together with each other guarantee and collateral agreement, or other security agreement, pledge agreement, assignment agreement (or other similar document) delivered pursuant to this Agreement, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the "GUARANTEE AND COLLATERAL AGREEMENT"; and, together with the Mortgages and the Patent and Trademark Security Agreement and the other documents, instruments and filings to be delivered or made thereunder or under this Section 4.4(f), the "SECURITY DOCUMENTS"), duly executed by each of the Company and its Domestic Subsidiaries, together with (unless otherwise delivered to the Co-Agents, in form and substance reasonably satisfactory to the Required Purchasers, prior to the Closing Date):

                  (i) an amended and restated patent and trademark security agreement substantially in the form of Exhibit C hereto (together with each other patent and trademark security agreement (or similar document) delivered pursuant to this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time, the "PATENT AND TRADEMARK SECURITY AGREEMENT") duly executed and delivered by the Company and each of its Subsidiaries parties to the Guarantee and Collateral Agreement;

                  (ii) each of the Mortgages, duly executed and delivered by a duly authorized officer of the Company and any of its Subsidiaries parties to the Guarantee and Collateral Agreement;

                  (iii) proper financing statements (Form UCC-1 or a comparable form) or amendments to existing financing statements (Form UCC-3 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or any similar Requirements of Law) of all jurisdictions that may be necessary or that the Required Purchasers may reasonably deem desirable in order to perfect and protect the liens and security interests created or purported to be created under the Security Documents, covering the Collateral described therein, in each case completed in a manner satisfactory to the Purchasers and duly executed by the applicable grantor party thereto;

                  (iv) evidence of the insurance required by the terms of the Guarantee and Collateral Agreement, Mortgages and the Patent and Trademark Security Agreement;

                  (v) copies of the assigned agreements, if any, assigned pursuant to the Guarantee and Collateral Agreement;

                  (vi) evidence that all of the other actions (including, without limitation, the completion of all of the other recordings and filings of or with respect to the Security Documents) that may be necessary or that the Required Purchasers may reasonably deem desirable in order to perfect and protect the liens and security interests created under the Security Documents have been taken or will be taken in accordance with the terms of the Note Documents.

            (g) Corporate Approvals. Certified copies of (i) the resolutions of the Board of Directors of the Company approving each Note Document to which it is or is to be a party, the Note Purchase Transactions and the other transactions contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action with respect to each such Note Document and each such other document and the Note Purchase Transactions and the other transactions contemplated hereby and thereby.

            (h) Officers' Certificates. A certificate from the Company and each other Grantor (as defined in the Guarantee and Collateral Agreement) signed on behalf of such Person by its president or a vice president and the chief financial officer (the statements made in which certificate shall be true on and as of the Closing Date), certifying the following: (i) true and complete copies of the charter and by-laws of such Person as in effect on the date the resolutions specified in clause (g) were adopted and the absence of any amendments to such charter or by-laws since such dates; (ii) the due incorporation and good standing of such Person in its state of incorporation and the absence of any proceeding for the dissolution or liquidation of such Person;
(iii) the accuracy of the representations and warranties made by the Company in this Agreement and each other Note Document before and immediately after giving pro forma effect to the Note Purchase Transactions; (iv) the absence of any event occurring and continuing, or resulting from the Note Purchase Transactions, that constitutes a Default or an Event of Default; (v) the absence of any event occurring and continuing, or resulting from the Note Purchase Transactions that constitutes a default or event of default, or with the passage of time or the giving of notice or both would constitute a default or event of default, under the Senior Credit Documents or under any other Indebtedness of such Person; (vi) in the case of the Company, the absence of any event occurring and continuing, or resulting from the Note Purchase Transactions that constitutes a default or event of default, or with the giving of notice or passage of time would constitute a default or event of default, under the New Telex Subordinated Notes; and (vii) the satisfaction of all conditions precedent to be performed or otherwise satisfied by the Company prior to the Note Purchase on and as of the Closing Date including, without limitation, a certification that the conditions precedent set forth in Section 4.2 hereof has been satisfied.

            (i) Incumbency Certificates. A certificate of the secretary or an assistant secretary of the Company and each other Grantor (as defined in the Guarantee and Collateral Agreement) certifying the names and true signatures of the officers of the Company or such Grantor, as the case may be, authorized to sign each Note Document on behalf of such Person to which such Person is or is to be a party, and the other documents to be delivered hereunder and thereunder.

            (j) Solvency Certificate. A certificate from the chief financial officer of the Company attesting to the Solvency of the Company immediately after giving pro forma effect to the Note Purchase Transactions.

            (k) Lien Searches. The Purchasers shall have received the results of a recent search by a Person reasonably satisfactory to the Purchasers, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Company and its Subsidiaries in any of the jurisdictions set forth in Part I of Schedule 5.15 hereto and the results of such search shall not reveal any liens other than liens permitted by Section 8.3 hereof.

            (l) Title Insurance Policy. Each Co-Agent shall have received in respect of each of the Mortgaged Properties a date-down endorsement for the existing mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Required Purchasers; (ii) insure that the Mortgage insured thereby creates a valid Lien second in priority only to Liens created under the Senior Credit Documents on the Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by Section 8.3 hereof and such as the Required Purchasers may approve from time to time; (iii) name the Co-Agents, as agents for the Purchasers as the insureds thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as the Required Purchasers may reasonably request, except that (A) in the case of zoning endorsements, if any, no additional premiums will be required in excess of $2,000 per property and (B) those exceptions taken on account of the delayed delivery of surveys to the Title Insurance Company, which surveys shall be delivered pursuant to Section 7.11(b) hereof and which exceptions shall be removed from the applicable policies pursuant to Section 7.11(c) hereof, (vi) be issued by title companies reasonably satisfactory to the Required Purchasers (including any such title companies acting as reinsurers, at the option of the Required Purchasers) and
(vii) be issued at ordinary rates (other than with respect to affirmative insurance). The Co-Agents shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Co-Agents shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this subsection and a copy, certified by such parties as the Required Purchasers may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage as shall have been reasonably requested by the Required Purchasers.

            (m) Other Documentation. Such other documents, agreements or information as the Required Purchasers may reasonably request.

      4.5 Opinions of Counsel. The Purchasers shall have received: (a) a favorable opinion from Dechert, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit D-1 hereto opining that, among other things, (i) the Senior Secured Notes are permitted under the New Telex Senior Subordinated Indenture and constitute "Senior Indebtedness" and "Designated Senior Indebtedness" thereunder, and (ii) the Note Purchase Transactions and the Senior Secured Notes are permitted under the Senior Credit Documents; (b) a favorable opinion from Kristine L. Bruer, Esq., General Counsel of the Company ("GENERAL COUNSEL"), substantially in the form of Exhibit D-2 hereto; (c) a letter from each of Dechert, counsel for the Company, and General Counsel addressed to the Co-Agents and each other Purchasers and otherwise in form and substance reasonably satisfactory to the Required Purchasers, stating that the Purchasers may rely upon the favorable opinion of such counsel being delivered in connection with (i) Amendment No. 5 to the Senior Credit Agreement and (ii) the New Telex Senior Subordinated Indenture, in each case together with a copy of such opinion; and (d) favorable legal opinions of special local counsel in the jurisdictions set forth in Schedule 4.5 hereto with respect to collateral security matters, each in form and substance reasonably satisfactory to the Required Purchasers.

      4.6 Purchase Permitted by Applicable Law, etc. On the Closing Date, each Purchaser's purchase of and payment for the Tranche B Senior Secured Notes to be purchased thereby at the Closing (a) shall be permitted by the Law of each jurisdiction to which such

Purchaser is subject, without recourse to provisions permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) shall not violate any applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable Law, which Law was not in effect on the date hereof. If requested by any Purchaser, each Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such requesting Purchaser may reasonably specify to enable such requesting Purchaser to determine whether such purchase and payment are so permitted.

      4.7 No Litigation or Other Proceedings. There shall exist no action, suit, investigation, litigation or proceeding pending or, to the knowledge of the Company, threatened before any Governmental Authority (i) challenging the consummation of the Note Purchase and other Note Purchase Transactions contemplated hereby or by the Note Documents or (ii) seeking to obtain, or having resulted in the entry of, any Governmental Order that (A) would restrain, prohibit or impose materially adverse conditions on any Purchaser's ability to purchase the Tranche B Senior Secured Notes to be purchased by such Purchaser on the Closing Date, (B) could be reasonably expected to have a Material Adverse Effect, or (C) purports to affect the legality, validity or enforceability of any material provision of this Agreement or any other Note Document.

      4.8 No Material Adverse Change. There shall not have occurred a Material Adverse Change or any event that is reasonably likely to result in a Material Adverse Change (in each case in the sole opinion of the Required Purchasers) immediately after giving pro forma effect to the Note Purchase Transactions.

      4.9 Fees and Expenses. Without limiting the generality of Section 12 below, the Company shall have paid, or caused to have been paid, all accrued fees and expenses incurred in connection with the Note Purchase and the other Note Purchase Transactions contemplated by this Agreement and the other Note Documents as of the Closing, including, without limitation, the Commitment Fee and any other fees payable to the Purchasers, or any of them, in connection with the Note Purchase Transactions.

      4.10 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Required Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers may reasonably request.

      4.11 Telex Exchange. The Company shall have consummated the Telex Exchange such that more than 99% (by face value) of the existing 10.5% Subordinated Notes and more than 99% (by face value) of the existing 11% Subordinated Notes shall have been converted into (i) the New Telex Subordinated Notes with an aggregate issue price of no more than $56,250,000 (assuming 100% acceptance of the Telex Exchange) and (ii) Preferred Stock convertible into, or common stock representing, at least 99% of the common stock and warrants to purchase Preferred Stock or common stock of the Company (assuming 100% acceptance of the Telex Exchange). Any New Telex Subordinated Notes, Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company not exchanged pursuant to the

Telex Exchange may be retained by and may be exchanged by Telex subsequent to the Telex Exchange, for 10.5% Subordinated Notes and 11% Subordinated Notes which are not tendered and accepted pursuant to the Telex Exchange. The terms of the New Telex Subordinated Notes shall be in form and substance satisfactory to the Purchasers, such terms to include (i) maturity no earlier than September 15, 2006, (ii) no cash pay interest, (iii) accretion rate not to exceed 13% per annum, and (iv) satisfactory subordination provisions. The terms of the Telex Exchange shall be in form and substance satisfactory to the Purchasers.

           ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants each of the representations and warranties set forth in this Article 5 to each Purchaser (a) on and as the date hereof and (b) on and as of the Closing Date, before and immediately after giving pro forma effect to the Note Purchase and the other Note Purchase Transactions contemplated hereby, except where otherwise expressly provided. The Company represents and warrants each of the representations and warranties set forth in Sections 5.1, 5.2, and 5.3 to each Purchaser on and as of each Interest Due Date on which the Company issues additional Senior Secured Notes as PIK Interest, before and immediately after giving effect to the issuance of such Senior Secured Notes. Each representation and warranty made in this Article 5 shall be, and shall be deemed to be, qualified by the information and disclosures set forth and made in the Company's Form 10-K. Further, each representation and warranty made in this Article 5 with respect to any Foreign Subsidiary is qualified such that no breach thereof shall occur, or be deemed to have occurred, unless such breach has or is reasonably likely to have a Material Adverse Effect.

      5.1 Corporate Existence; Qualification; Power; Licenses and Permits. Each of the Company and its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, (iii) has all corporate power and authority required to own its properties and assets and to carry on its business as now conducted and (iv) has all licenses, authorizations, consents, approvals, franchises, leases, permits, certificates, qualifications, easements, rights of way and other rights required to carry on its business as now conducted which the failure to so have could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of the terms of any such license, authorization, consent, approval, franchise, lease, permit, certificate, qualification, easement, right of way or other right in any such case which would have a Material Adverse Effect.

      5.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and the other Note Documents to which the Company and its Subsidiaries are parties, and the consummation by the Company and its Subsidiaries of the Note Purchase and of the other Note Purchase Transactions contemplated hereby and thereby, (i) are within the Company's and each such Subsidiary's corporate (or equivalent) powers, (ii) have been duly authorized by all necessary corporate (or equivalent) action, (iii) require no action by or in respect of, or filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any provision of any Governmental Order or of the certificate of incorporation or by-laws (or equivalent constituting documents) of the Company or any of its Subsidiaries, (v) do not contravene, or constitute a default or an event that with the passage of time, the giving of notice or both would constitute a default, under, any Governmental Order, indenture, contract, lease, instrument or other commitment or agreement to which the Company is a party (including, without limitation, any Senior Credit Document or any New Telex Subordinated Note Document) or by which the Company, its Subsidiaries or any of their respective assets are bound and which could reasonably be expected to have a Material Adverse Effect, and (vi) will not result in the creation or imposition of any material Lien upon any asset of the Company or any of its Subsidiaries under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its assets may be bound or affected (except as contemplated herein) other than those Liens existing under the Senior Credit Documents or under the Note Documents.

      5.3 Binding Effect. This Agreement is and, when executed and delivered in accordance with the terms hereof, the other Note Documents will be, the legal, valid and binding obligations of the Company and its Subsidiaries parties thereto, and are or will be, as the case may be, enforceable against the Company and such Subsidiaries in accordance with their terms.

      5.4 Financial Information.

            (a) The audited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1999 and December 31, 2000 and the unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of September 30, 2001 and the audited, and unaudited, as the case may be, consolidated statements of earnings, statements of shareholders' equity and statements of cash flows for the periods ended December 31, 1999, December 31, 2000 and September 30, 2001 have heretofore been furnished to each Purchaser (collectively, with the financial information delivered from time to time pursuant to Section 7.1 hereof, the "FINANCIAL STATEMENTS"). Such Financial Statements (including the notes thereto) (i) solely with respect to those audited balance sheets of the Company and its Consolidated Subsidiaries have been audited by Arthur Andersen LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such dates and for such periods. During the period from September 30, 2001 to and including the Closing Date, except as provided in the Note Documents, there has been no sale, transfer or other disposition by the Company and its Consolidated Subsidiaries of any material part of the business or property of the Company and its Consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in a writing to the Purchasers on or prior to the Closing Date.

            (b) [Intentionally Omitted.]

      5.5 Litigation and Judgments. Except as set forth on Schedule 5.5, there is no (i) injunction, stay, decree, judgment, writ or order issued and outstanding by any court or arbitrator or any governmental body, agency or official against the Company or any of its Subsidiaries or (ii) action, suit, proceeding, litigation, contested claim, investigation or arbitration pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries which, in any case, could have a Material Adverse Effect on, or which in any manner impairs the validity of, this Agreement, any of the other Note Documents or any other Credit Document.

      5.6 Compliance with ERISA. During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), except as set forth on Schedule 5.6 hereto, none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Company or its Subsidiaries in favor of the PBGC or a Plan; (vi) any Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Company or any Commonly Controlled Entity; (viii) any liability of the Company or any Commonly Controlled Entity under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (ix) the Reorganization or Insolvency of any Multiemployer Plan. There have been no transactions that resulted or could result in any liability to the Company or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.

      5.7 Taxes. Except as set forth on Schedule 5.7 hereto, the Company and its Subsidiaries have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all United States Federal income tax returns and except as set forth on Schedule 5.7 hereto, all other material tax returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information filed is complete and accurate in all material respects. All material deductions taken by the Company and its Subsidiaries as reflected in such income tax returns have been taken in accordance with applicable laws and regulations.

            (a) Except as set forth on Schedule 5.7 hereto, all Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, except where the same are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established and maintained in accordance with GAAP for the accrual thereof as reflected on the unaudited financial statements for the Company's quarter ended September 30, 2001, and, to the extent such reserves are maintained for periods after September 30, 2001, consistent with the Company's past practice.

            (b) Except as set forth in Schedule 5.7 hereto, (i) no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Company or any of its Subsidiaries other than deficiencies that are being contested in good faith by appropriate proceedings, and for which appropriate reserves have been established and maintained as reflected on the unaudited financial statements for the Company's quarter ended September 30, 2001 and in accordance with GAAP, and, to the extent such reserves are maintained for periods after September 30, 2001, consistent with the Company's past practice and (ii) no material tax liens have been filed against any of the Property of the Company or its Subsidiaries other than Liens permitted under Section 8.3 of this Agreement or are being contested in good faith by appropriate proceedings, and for which appropriate reserves have been established and maintained as reflected on the unaudited financial statements for the Company's quarter ended September 30, 2001 in accordance with GAAP and, to the extent such reserves are maintained for periods after September 30, 2001, consistent with the Company's past practice, and to the extent such Liens have been bonded in a manner reasonably satisfactory to the Required Purchasers. Except as set forth in
Schedule 5.7 hereto, there are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that are likely to result in a material additional liability for Taxes. Except as set forth on Schedule 5.7 hereto, for all years up to and including the fiscal year ended March 31, 1990, either the periods during which any assessments may be made by the Internal Revenue Service have expired without waiver or extension or with respect to federal income tax returns for which the Company and its Subsidiaries have been audited by the Internal Revenue Service, such audits have been closed.

      5.8 Capitalization; Subsidiaries.

            (a) There are presently issued by the Company and its Subsidiaries and outstanding the shares of capital stock indicated on Schedule 5.8 hereto. All of the issued and outstanding capital stock of each Subsidiary of the Company listed is owned of record and beneficially by the entity set forth on such Schedule. The Company and its Subsidiaries have received at least the consideration for which such stock was authorized to be issued and have otherwise complied in all material respects with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Company and its Subsidiaries have no other capital stock of any class outstanding other than as set forth on
Schedule 5.8 hereto. Except as set forth on Schedule 5.8 hereto, neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity interests. There are no voting trusts or other agreement or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of its equity interests.

            (b) The only direct or indirect Subsidiaries of the Company are those listed on Schedule 5.8 hereto. Except as set forth on such Schedule, the Company is the record and beneficial owner of all of the equity interests in each of its Subsidiaries listed on such Schedule as being owned by such Company (other than directors' qualifying shares), there are no proxies, irrevocable or otherwise, with respect to any such equity interests, and no equity interests in any of the Subsidiaries of the Company are or may become required to be issued by reason of any options, warrants, scripts, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, equity interests in any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock, or other equity interests, or debt or equity securities convertible or exchangeable for such equity interests. All of such shares so owned by Company are owned directly or indirectly by it free and clear of any Liens (other than Liens permitted under Section 8.3 hereof), and all such shares are validly issued, fully paid and non-assessable (except for statutory rights of assessment for wages owed).

      5.9 Not an Investment Company. Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Law that purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement, the other Note Documents or the other Credit Documents, or to perform its obligations hereunder or thereunder.

      5.10 No Conflicting Requirements. Neither the Company nor any of its Subsidiaries is in default (or, with the passage of time, the giving of notice or both, will be in default), or as a result of the Note Purchase shall be in default (or, with the passage of time, the giving of notice or both, will be in default), under any term or provision of (a) any charter, by-law or similar document, (b) any mortgage, indenture, agreement, instrument, contract, lease or other commitment to which any of them is a party or by which any of them is bound (including, without limitation, any Senior Credit Document or New Telex Subordinated Note Document) such that such violations or defaults individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (c) any Law or Governmental Order. After due inquiry by appropriate Company personnel, the Company knows of no dispute regarding any facts or circumstances likely to cause a default under any indenture, contract, lease, agreement, instrument or other commitment, including, without limitation, any Senior Credit Document or New Telex Subordinated Note Document, that would individually, or when aggregated with other such disputes, be reasonably likely to have a Material Adverse Effect. The offer, issuance, sale and delivery of the Tranche B Senior Secured Notes are or will be exempt from the registration requirements and prospectus requirements of the Securities Act and the qualification, registration or prospectus provision of applicable U.S. state or "blue sky" securities laws and other applicable securities laws.

      5.11 Indebtedness. On and as of September 30, 2001, neither the Company nor any Subsidiary has any Indebtedness that is senior, pari passu or subordinated in right of payment to its Obligations under the Senior Secured Notes or under this Agreement, except for Indebtedness under the Senior Credit Documents or otherwise as set forth on Schedule 5.11 hereto, all of which Indebtedness is permitted pursuant to Section 8.2 of this Agreement. Since September 30, 2001, there has been no material change in the amount of such Indebtedness, nor any other change with respect to such Indebtedness that would be reasonably likely to have a Material Adverse Effect.

      5.12 Title to Properties and Assets; Intellectual Property.

            (a) Except as set forth in Schedule 5.12(a) hereto, the Company and its Subsidiaries have good record and marketable fee title to all real Property and all other Property and assets, whether tangible or intangible, owned by it and reasonably necessary in the conduct of business of the Company and its Subsidiaries. All of the leases for the operation of its properties and assets, under which the Company and its Subsidiaries hold any Property or assets, real or personal, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no default by the Company and its Subsidiaries exists under any of the provisions thereof. To the best of the Company's knowledge after due inquiry by appropriate Company personnel, all buildings, machinery and equipment of the Company material to its operations and business are in good repair and working order, except for ordinary wear and tear. To the best of the Company's knowledge all material current and proposed uses of such Property or assets of the Company are permitted as of right and no such regulation or ordinance interferes with such current or proposed uses. To the best of the Company's knowledge there is no pending or formally proposed change in any such laws, regulations and ordinances which would have a Material Adverse Effect. No condemnation, appropriation or similar proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company.

            (b) The Company and each of its Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "INTELLECTUAL PROPERTY") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.12(b) hereto, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            (c) The Company and each of its Subsidiaries maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

      5.13 Compliance with Law. Neither the Company nor any of its Subsidiaries has violated or failed to comply with any Law applicable to its business or operations except where, individually or in the aggregate, such violations or failures could not reasonably be expected to have a Material Adverse Effect. The conduct of the businesses of the Company and each of its Subsidiaries is in conformity with all applicable Law and Governmental Orders, except where, individually or in the aggregate, such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither the Company nor any of its Subsidiaries has any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such Law or Governmental Order, which failure or violation could reasonably be expected to have a Material Adverse Effect.

      5.14 Compliance with Environmental Laws.

            (a) Without limiting the foregoing Section 5.13, the Company and each of its Subsidiaries has complied with and currently is in compliance with all Environmental Laws, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) No solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act and the Superfund Amendments and Reauthorization Act of 1986, as amended, or under any successor or similar Law), are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Company or any Subsidiary thereof or, at the request or behest of the Company or any Subsidiary thereof, at any adjoining site, so as to require a license, permit or authorization of any type from any governmental authority, other than licenses, permits and authorizations which have been obtained and are in full force and effect or where the failure to obtain such a license, permit or authorization could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.14 hereto, no governmental or private actions to enforce environmental or pollution control laws are pending against the Company or any Subsidiary thereof, or against or with respect to any facility owned, operated or leased by the Company or any Subsidiary thereof. Except as disclosed on
Schedule 5.14 hereto, and except where any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect: (i) neither the Company nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance, and (ii) neither the Company nor any of its Subsidiaries have any contingent liability of which the Company has knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has the Company or any Subsidiary received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

            (c) Except as disclosed on Schedule 5.14 hereto, no action, suit or proceeding brought by any employee of the Company or any Subsidiary thereof or any other Person involving (i) a claim for damages in excess of $100,000 or (ii) claims for damages under $100,000 and which in the aggregate could reasonably be expected to have a Material Adverse Effect, in each case based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof, is pending before any court or arbitrator or any governmental body, agency or official.

      5.15 Security Interests and Liens. Except for the Liens granted by the Company and its Subsidiaries under the Senior Credit Documents, all of which Liens are set forth on Schedule 5.15 hereto, and under the Note Documents, and the Liens otherwise permitted under Section 8.3 hereof or disclosed on Schedule
5.15 hereto, there are no Liens in favor of third parties with respect to any real or personal Property owned by the Company or any of its Subsidiaries wherever located. After due inquiry by appropriate Company personnel, to the best of the Company's knowledge, no lessor or warehouseman of the Company or any of its Subsidiaries has granted any Lien with respect to the Inventory maintained by the Company or its Subsidiaries, as the case may be, at the property of any such lessor or warehousemen.

      5.16 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any material unfair labor practices which could reasonably be expected to result in a material liability to the Company, materially increase the costs of operations or materially decrease the revenue generated from the Company's or any of its Subsidiaries' operations, or which could otherwise reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company after due inquiry by appropriate Company personnel, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company after due inquiry by appropriate Company personnel, threatened against the Company or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company after due inquiry by appropriate Company personnel, threatened against it or any of its Subsidiaries, which, in the case of the items described in the preceding clauses (i) and (ii) could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, materially increase the costs of the Company's operations or any of its Subsidiaries or materially decrease the revenue generated from the Company's or any of its Subsidiaries' operations or which could otherwise reasonably be expected to have a Material Adverse Effect, and (iii) no union representation question with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities which representation question or organizing activity could reasonably be expected to have a Material Adverse Effect. There are no controversies pending or, to the best knowledge of the Company after due inquiry by appropriate Company personnel, threatened between the Company or any of its Subsidiaries and any of their respective employees, other than (i) employee grievances and other controversies arising in the ordinary course of business which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) employee grievances and other controversies arising outside the ordinary course of business of which the Purchasers have received written notice, and which grievances and other controversies, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17 Solvency; Material Adverse Effect.

            (a) The Company, together with its Subsidiaries, on a consolidated basis, is Solvent after giving effect to the Note Purchase Transactions. On and at all times after the Closing Date the fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds all probable liabilities, including, without limitation, those to be incurred pursuant to this Agreement and the other Note Documents. On and at all times after the Closing Date, the Company and its Subsidiaries, on a consolidated basis, (i) do not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) have not incurred, and do not believe that they will incur after giving effect to the Note Purchase and the other Note Purchase Transactions, debts beyond their ability to pay such debts as they become due.

            (b) Except as and to the extent disclosed on Schedule 5.17(b) hereto, there has been no development or event relating to or affecting the Company or any of its Subsidiaries that, immediately after giving pro forma effect to the Note Purchase Transactions, would be reasonably expected to have a Material Adverse Effect.

      5.18 Margin Security. The Company does not own any margin security and none of the proceeds of the sale of the Senior Secured Notes, have been or shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U or X of the Board of Governors of the Federal Reserve System.

      5.19 Affiliate Transactions. Except as set forth on Schedule 5.19 hereto, neither the Company nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Company or any Subsidiary is a party.

      5.20 Accuracy and Completeness of Information.

            (a) All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Purchasers for purposes of or in connection with this Agreement or any other Note Document, or any transaction contemplated hereby or thereby, including, without limitation, the Company's Form 10-K, is or shall be true and accurate in all material respects on the date on or as of which such information is dated, delivered or certified and on and as of the date hereof and shall not be incomplete by omitting to state any material fact necessary to make such information not misleading at or as of such time. There is no fact now known to any officer of the Company or any of its Subsidiaries that has, or is likely to have, a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, or some certificate, opinion or other written statement made or furnished by the Company to the Purchasers, including, without limitation, the Company's Form 10-K.

            (b) Except as disclosed on Schedule 5.20(b) hereto, each of the Company's reports, including, without limitation, on SEC Form 10-K, Form 10-Q and Form 8-K filed with the Commission since December 31, 1999 (collectively, the "EXCHANGE ACT REPORTS") when filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained as of the respective date of such filing an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.21 Status of Accounts. The Company confirms to the Purchaser that any or all Taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that all such material Taxes will be paid by the Company when due (unless duly contested and adequately reserved for) and that none of such Taxes or fees (including any immaterial Taxes or fees) is or will become a Lien (other than a Permitted Lien) on or claim against the Accounts.

      5.22 Use of Proceeds. The proceeds of the Tranche B Senior Secured Notes will be used to pay for transaction expenses in connection with the Note Purchase Transactions and the Telex Exchange and for the general corporate and operating expenses of the Company.

      5.23 No Default. Except to the extent waived pursuant to Amendment No. 5 to the Senior Credit Agreement and this Agreement, neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations (other than under the 10.5% Subordinated Notes and the 11% Subordinated Notes) in any respect which would be reasonably expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.

      5.24 Collateral. Except with respect to (a) Liens on equipment constituting fixtures, (b) any reserved rights of the United States government as required under Law, (c) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses (as such terms are defined in the Guarantee and Collateral Agreement) to the extent that (i) such Liens are not otherwise perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (ii) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole, (d) Liens on uncertificated securities,
(e) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (f) Liens on contracts or Accounts Receivable on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (g) Liens on Proceeds of Accounts Receivable and Inventory, and (h) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Co-Agents by the Company and its Subsidiaries on the Closing Date in the jurisdictions listed on Schedule 5.24 hereto (which financing statements are in proper form for filing in such jurisdictions), the recording of the Mortgages and the recording of the Patent and Trademark Security Agreement (and the making of filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent, as agent for the Purchasers and the holders of the Senior Loans, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to each Security Document, when executed and delivered, will constitute valid Liens on and to the extent provided therein perfected security interests in the collateral referred to in such Security Documents (but as to the Copyrights and the Copyright Licenses (as defined in the Guarantee and Collateral Agreement) and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Co-Agents for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Document), which Liens will be prior to all other Liens of all other Persons, except for Liens in favor of the Administrative Agent and holders of the Senior Loans pursuant to the Senior Credit Documents, and which Liens are enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction and except to the extent that recording of an assignment or other transfer of title to the Purchasers in the United States Patent and Trademark Office may be necessary for such enforceability), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      5.25 Survival of Representations. On the Closing Date, each of the Note Documents shall have been duly executed and delivered by the Company and its Subsidiaries parties to such Note Documents, and thereafter, the Note Documents shall be in full force and effect enforceable in accordance with their respective terms against the Company and such Subsidiaries. All representations made by the Company in this Agreement and each other Note Document shall survive the execution and delivery hereof and thereof.

                  ARTICLE 6. REPRESENTATIONS OF THE PURCHASER.

      Each Purchaser represents solely with respect to itself that such Purchaser (a) has purchased or is purchasing the Senior Secured Notes for such Purchaser's own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof in violation of the securities laws of the United States or any state thereof, provided that the disposition of such Purchaser's property shall at all times be within such Purchaser's control, and
(b) is an "accredited investor" as defined in Rule 501(a) of the Securities Act and able to evaluate the merits and risks, including illiquidity, of the investment. Such Purchaser understands that the Senior Secured Notes are restricted securities and have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act and applicable state securities law, or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law, and that the Company is not required to register the Senior Secured Notes.

                        ARTICLE 7. AFFIRMATIVE COVENANTS

      The Company hereby agrees that, from and after the Closing Date and so long as any Senior Secured Note remains in effect, and thereafter until payment in cash in full of all Obligations and any other amount then due and owing to any Purchaser under any Note Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

      7.1 Financial Statements. Furnish to each Purchaser:

            (a) as soon as available, but in any event not later than the 90th day following the end of each fiscal year of the Company ending on or after the Closing Date, a copy of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders' equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Purchasers in their reasonable determination;

            (b) as soon as available, but in any event not later than the 45th day following the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Company and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and

            (c) as soon as available, but in any event not later than the 30th day following the end of each fiscal month of each fiscal year of the Company (or the 45th day in the case of any such month ending on the last day of a fiscal quarter), an unaudited consolidated balance sheet for the Company and its Consolidated Subsidiaries as at the end of such month, a statement of cash flows, and a related unaudited consolidated income statement for such month and for the portion of the fiscal year through the end of such month, setting forth in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant periods and the figures as at the end of the corresponding fiscal month of the previous fiscal year and, in the case of such income statement, in comparative form the figures for the corresponding periods of the previous fiscal year; all such financial statements delivered pursuant to
Section 7.1(a) or (b) hereof above to be (and, in the case of any financial statements delivered pursuant to Section 7.1(b) hereof shall be certified by a Responsible Officer of the Company as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Section 7.1(b) hereof above shall be certified by a Responsible Officer of the Company as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to Section 7.1(b) hereof above, for the absence of certain notes).

      7.2 Certificates; Other Information. Furnish to each Purchaser:

            (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a) hereof above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements and reports referred to in Sections 7.1(a) and (b) hereof above, a certificate signed by a Responsible Officer of the Company (i) stating that, to the best of such Responsible Officer's knowledge, the Company and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, any Senior Secured Notes or the other Note Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and (ii) setting forth the calculations required to determine (A) compliance with all covenants set forth in Section 8.1 hereof below (in the case of a certificate furnished with the financial statements referred to in Sections 7.1(a) and (b) hereof above), and (B) compliance with the covenant set forth in Section 8.8 (in the case of a certificate furnished with the financial statements referred to in Section 7.1(a) hereof).

            (c) as soon as available, but in any event not later than the 90th day after the beginning of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Company to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions;

            (d) within five Business Days after the same are sent, copies of all financial statements and reports which the Company sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which the Company may file with the SEC or any successor or analogous Governmental Authority;

            (e) promptly, such additional financial and other information as any Purchaser may from time to time reasonably request, including certificates setting forth calculations showing that the Company is in compliance with Sections 8.1, 8.2(d), 8.2(l), 8.3(k), 8.6(f) , 8.7, 8.8 and 8.11 of this
Agreement; and

            (f) by September 30, 2002, the business plan, budget and cash flow for 2003 on a consolidated and consolidating basis delivered to the Administrative Agent pursuant to Section 7.2(i) of the Senior Credit Agreement.

      7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be.

      7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by the Company and its Subsidiaries on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to Section 8.5 hereof, provided that the Company and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Company and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Purchasers, upon the written request of any Purchaser, information in reasonable detail as to the insurance carried.

      7.6 Inspection-of Property; Books and Records; Discussions.

            (a) Keep proper books, records and accounts in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Purchaser to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Company and, its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired.

            (b) At any time at which any Senior Secured Notes are outstanding, upon the reasonable request of any Purchaser or Purchasers holding Senior Secured Notes evidencing at least $5,000,000 of Indebtedness, permit such Purchaser or Purchasers or its or their respective professionals (including consultants, accountants and appraisers) to conduct evaluations and appraisals of (i) the Company's Accounts and Inventory, and other related procedures deemed necessary by such Purchaser or Purchasers and pay the reasonable fees and expenses thereof in connection therewith; provided, however, that no such Purchaser or Purchasers shall be entitled to conduct such evaluations and appraisals more frequently than once per year unless (x) an Event of Default has occurred and is continuing or (y) such Purchaser or Purchasers reasonably determine in consultation with the Company that a material event or material change has occurred with respect to the Company and its Subsidiaries, their inventory practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Accounts and Inventory of the Company, in which case the Company will permit such Purchaser or Purchasers to conduct such evaluations and appraisals at such reasonable times and as often as may be reasonably requested.

      7.7 Notices. Promptly give notice to each Purchaser of:

            (a) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

            (b) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries, other than as previously disclosed in writing to the Purchasers, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

            (c) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, the occurrence of any default or event of default under the New Telex Subordinated Note Documents;

            (d) as soon as possible after a Responsible Officer of the Company advisor reasonably should know thereof, the occurrence of any default or event of default under the Senior Credit Documents.

            (e) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved (not covered by insurance) is $1,000,000 or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

            (f) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Company or any of its Subsidiaries knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Company or its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Company or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in liability to the Company or its Subsidiaries in an amount that would exceed $5,000,000; or (iii) the existence of an Underfunding under a Single Employer Plan that exceeds 10% of the value of the assets of such Single Employer Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date;

            (g) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

            (h) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, (i) any release or discharge by the Company or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Company reasonably determines that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $2,000,000 or to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to each Purchaser that could result in liability under applicable Environmental Laws unless the Company reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed $2,000,000 or to have a Material Adverse Effect, or could result in the imposition of any lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Company or any of its Subsidiaries; and (iii) any proposed action to be taken by the Company or any of its Subsidiaries that would reasonably be expected to subject the Company or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Company reasonably determines that the total Environmental Costs arising out of such proposed action are unlikely to exceed $1,000,000 or to have a Material Adverse Effect; and

            (i) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, the failure to make any rental payment when due and payable with respect to any property leased by the Company or any of its Domestic Subsidiaries at which Inventory of the Company or any of its Domestic Subsidiaries is located.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Company (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

      7.8 Environmental Laws.

            (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Company or its Subsidiaries.

            (b) Conduct and complete or cause to be conducted and completed all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under applicable Environmental Laws; and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, (i) except where non-compliance with any such order or directive would not reasonably be expected to have a Material Adverse Effect or
(ii) other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest does not give rise to a Material Adverse Effect.

            (c) Maintain, update as appropriate, and implement in all material respects an ongoing program to ensure that all the properties and operations of the Company and its Subsidiaries are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect the Company or any of its Subsidiaries, including, without limitation, compliance and liabilities relating to: discharges to air and water, acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping (the "ENVIRONMENTAL PROGRAM").

      7.9 After-Acquired Real Property and Fixtures.

            (a) With respect to any owned real property or fixtures, in each case with a purchase price or a fair market value of at least $500,000, in which the Company or any of its Subsidiaries acquires ownership rights at any time after the Closing Date, promptly grant to the Purchasers a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Required Purchasers and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any required appraisals of such property under FIRREA); provided that (i) nothing in this Section 7.9 hereof shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Company, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this Section 7.9 hereof on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by Section 8.2(d) or (e) hereof, in whole or in part, through the incurrence of Indebtedness permitted by
Section 8.2(d) or (e) hereof, until such Indebtedness is repaid in full (and not refinanced as permitted by Section 8.2(d) or (e) hereof) or, as the case may be, the Company determines not to proceed with such financing or refinancing. In connection with any such grant to the Purchasers, of a Lien of record on any such real property in accordance with this Section, the Company or such Subsidiary shall deliver or cause to be delivered to the Co-Agents any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Required Purchasers shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

            (b) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Co-Agents, or either of them, to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.

            (c) At its own expense, request, and use reasonable efforts to obtain, prior to entering into a lease of a facility located in the United States in which Inventory will be located on or after the Closing Date (other than any such facility for which there is not a lease of more than one year and which the Company and its Subsidiaries intends to use as a seasonal storage facility), a consent in such form as may be reasonably satisfactory to the Required Purchasers, from each landlord of any such facility, in which such landlord acknowledges the Purchasers' second priority security interest in the Inventory pledged by the Company and each of the other grantors to the Purchasers under the Security Documents.

      7.10 Pledged Stock and Pledged Notes. Simultaneously with the earlier to occur of (a) the payment in full in cash of the Senior Debt Obligations and (b) the termination of the Intercreditor Agreement absent a successor provision to
Section 2(b) thereof (which successor provision is in form and substance acceptable to the Required Purchasers), the Company shall instruct the Administrative Agent to deliver, immediately upon such payment in full of such Senior Debt Obligations, to the Co-Agents (i) the certificates, notes and other instruments evidencing the Pledged Stock and Pledged Notes (together with any stock powers and endorsements executed in blank and delivered to the Administrative Agent) and (ii) at the request of the Co-Agents, to such depository account as the Co-Agents shall direct, the cash and other items credited to the Collateral Proceeds Account (as defined in the Guarantee and Collateral Agreement). The Company shall, and shall cause each of its Subsidiaries to, deliver such stock powers, endorsements, instruments and agreements as the Required Purchasers determine necessary or advisable to perfect, and to maintain the perfection of, the security interest granted or purported to be granted by the Company and its Subsidiaries parties to the Guarantee and Collateral Agreement to the Purchasers under the Note Documents in connection with the events contemplated by the foregoing sentence.

      7.11 Conditions Subsequent to Closing.

            (a) [Intentionally Omitted].

            (b) Surveys. Not later than 90 days following the Closing Date, the Company shall deliver to the Co-Agents and the title insurance company issuing the policies referred to in Section 4.4(l) (the "TITLE INSURANCE COMPANY") letters from independent professional licensed land surveyor(s) certifying that the maps or plats of an as-built survey of the sites of each of the Mortgaged Properties certified to the Purchasers and the Title Insurance Company in connection with the sale of the Tranche A Senior Secured Notes in April 11, 2001 shall, as of the Closing Date, still be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                         ARTICLE 8. NEGATIVE COVENANTS

      The Company hereby agrees that, from and after the Closing Date and so long as any Senior Secured Note remain outstanding, and thereafter until payment in full of all Obligations of the Company hereunder and under the other Note Documents, and any other amount then due and owing to any Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

      8.1 Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Company for any fiscal period of the Company set forth below to be less than the amount set forth opposite such period below:

                       Period                                                                      Amount
                       ------                                                                      ------
     January 1, 2002 -- March 31, 2002                                                             $ 5,000,000
     January 1, 2002 -- June 30, 2002                                                              $10,000,000
     January 1, 2002 -- September 30, 2002                                                         $15,000,000
     January 1, 2002 -- December 31, 2002                                                          $20,000,000
     The four fiscal quarters ending on March 31, 2003                                             $21,400,000
     The four fiscal quarters ending on June 30, 2003                                              $22,800,000
     The four fiscal quarters ending on September 30, 2003                                         $24,200,000
     The four fiscal quarters ending on December 31, 2003                                          $25,600,000
     The four fiscal quarters ending on March 31, 2004                                             $25,600,000
     The four fiscal quarters ending on June 30, 2004                                              $25,600,000

provided, that if the "Minimum Consolidated EBITDA" for any fiscal period set forth in Section 8.1(a) of the Senior Credit Agreement (as such is in effect on the Closing Date) shall be reduced, the Minimum Consolidated EBITDA for the corresponding period herein shall be reduced correspondingly such that the Minimum Consolidated EBITDA required hereunder for any such fiscal period shall equal 80% of the "Minimum Consolidated EBITDA" required thereunder for the same fiscal period.

      8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

            (a) Indebtedness of the Company (i) under this Agreement, any Senior Secured Notes and other Note Documents or (ii) that constitutes Senior Debt Obligations;

            (b) Indebtedness under or evidenced by the 10.5% Subordinated Note Documents, the 11% Subordinated Note Documents and the New Telex Subordinated Note Documents; provided that such Indebtedness shall not be extended, renewed, replaced, refinanced or otherwise amended, except as otherwise permitted by
Section 8.12(d) hereof;

            (c) Indebtedness (i) of the Company owed to any of its Subsidiaries and (ii) of any Subsidiary owed to the Company or any other Subsidiary;

            (d) Indebtedness of the Company and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not exceeding in the aggregate as to the Company and its Subsidiaries $3,000,000 at any one time outstanding, provided that such Indebtedness is incurred substantially simultaneously with such acquisition or within six months after such acquisition or in connection with a refinancing thereof;

            (e) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Company and its Subsidiaries under Permitted Hedging Arrangements;

            (f) other Indebtedness outstanding or incurred under facilities in existence on the Closing Date and listed on Schedule 8.2(f) hereto, and any refinancings, refundings, renewals or extensions thereof on financial and other terms, in the reasonable judgment of the Company, no more onerous to the Company or any of its Subsidiaries in the aggregate than the financial and other terms of such Indebtedness, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension;

            (g) Indebtedness of Foreign Subsidiaries for working capital purposes or pursuant to Section 8.6(b) hereof (including in respect of overdrafts) in an aggregate principal amount at any one time outstanding not exceeding, as to all such Foreign Subsidiaries, the

Foreign Subsidiary Indebtedness Amount, provided that such Indebtedness may exceed the Foreign Subsidiary Indebtedness Amount so long as the "Available Revolving Credit Commitments" under the Senior Credit Agreement shall have been reduced by the amount by which such Indebtedness exceeds the Foreign Subsidiary Indebtedness Amount;

            (h) to the extent that any Guarantee Obligation permitted under
Section 8.4 hereof constitutes Indebtedness, such Indebtedness;

            (i) Indebtedness of the Company or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

            (j) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

            (k) Indebtedness of the Company or any of its Subsidiaries not exceeding $5,000,000 in aggregate principal amount at any one time outstanding under additional senior secured notes (the "ADDITIONAL SENIOR SECURED NOTES") issued by the Company or any of its Subsidiaries after the date hereof, (i) the terms of which are identical to the terms of the Senior Secured Notes, except that the initial interest rate of the Additional Senior Secured Notes shall be the Adjusted Interest Rate of the Senior Secured Notes in effect on the date of the closing of the issuance of the Additional Senior Secured Notes and the applicable initial interest rate under the Additional Senior Secured Notes shall thereafter increase as provided in Section 1.2(b) of this Agreement and (ii) the proceeds of which are used to repay other Indebtedness of the Company or its Subsidiaries, to satisfy trade payables or for investment in working capital; and

            (l) Indebtedness of the Company and any of its Subsidiaries not otherwise permitted by the preceding clauses of this Section 8.2 hereof which is secured solely by a lien on Excluded Foreign Accounts of the Company and its Subsidiaries and which does not exceed $5,000,000 in aggregate principal amount at any one time outstanding, provided that the "Available Revolving Credit Commitments" under the Senior Credit Agreement (as defined therein) shall have been reduced by the amount of such Indebtedness.

With respect to any Indebtedness denominated in a foreign currency, for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of such Indebtedness under this Section 8.2 hereof, the amount of such Indebtedness shall be calculated monthly based on the currency exchange rate in effect at such time.

      8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

            (c) Liens of landlords or of mortgagees of landlords arising by operation of Law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

            (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insure related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

            (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of alike nature incurred in the ordinary course of business;

            (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

            (h) Liens securing or consisting of Indebtedness of the Company and its Subsidiaries permitted by Section 8.2(d) hereof incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created no later than the later of the date of such acquisition or the date of the incurrence or assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Indebtedness assumed in connection with any such acquisition, the property subject thereto immediately prior to such acquisition;

            (i) Liens existing on assets or properties at the time of the acquisition thereof by the Company or any of its Subsidiaries that do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Company or such Subsidiary other than the assets or property being acquired;

            (j) Liens in existence on the Closing Date and listed in Schedule 8.3(j) hereto and other Liens securing Indebtedness of the Company and its Subsidiaries permitted by Section 8.2(f) hereof, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased except as permitted by
Section 8.2(f) hereof;

            (k) Liens first arising prior to the Closing Date securing Guarantee Obligations permitted under Section 8.4(d) hereof not exceeding (as to the Company and all its Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

            (l) Liens created pursuant to the Security Documents or otherwise securing Indebtedness permitted by Section 8.2(a) hereof or securing Guarantee Obligations permitted by Section 8.4(i) hereof;

            (m) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Company or any of its Subsidiaries to comply with Section 8.15(b) hereof;

            (n) Liens on property of any Foreign Subsidiary of the Company securing Indebtedness of such Foreign Subsidiary permitted by Section 8.2(g) hereof or otherwise permitted under this Agreement;

            (o) Liens on Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Company or any of its Subsidiaries;

            (p) Liens on Excluded Foreign Accounts of the Company and its Subsidiaries securing Indebtedness permitted by Section 8.2(l) hereof; and

            (q) Liens securing the Indebtedness of the Company or its Subsidiaries permitted by Section 8.2(k).

      8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the Closing Date and listed in Schedule 8.4(a) hereto, and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by Section 8.2(f) hereof;

            (b) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;

            (c) Reimbursement Obligations in respect of the letters of credit issued under the Senior Credit Agreement;

            (d) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Company or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business and (ii) for relocation expenses incurred in the ordinary course of business;

            (e) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

            (f) obligations of the Company and its Subsidiaries under Permitted Hedging Arrangements;

            (g) guarantees made in the ordinary course of its business by the Company or any of its Subsidiaries of obligations of the Company or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

            (h) Guarantee Obligations in connection with sales or other dispositions permitted under Section 8.6 hereof, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

            (i) Guarantee Obligations incurred pursuant to the Guarantee and Collateral Agreement or otherwise in respect of Indebtedness permitted by
Section 8.2(a) hereof;

            (j) guarantees by Subsidiaries of the Company set forth in the 10.5% Subordinated Note Documents, the 11% Subordinated Note Documents and the New Telex Subordinated Note Documents, which guarantees are subordinated as provided in each such document;

            (k) guarantees of Indebtedness of Foreign Subsidiaries permitted by
Section 8.2(g) hereof;

            (l) Guarantee Obligations in respect of letters of credit issued for the account of Foreign Subsidiaries, and guarantees thereof, provided that the aggregate amount of such Guarantee Obligations, taken together with the aggregate amount of other Indebtedness of Foreign Subsidiaries outstanding pursuant to Section 8.2(g) hereof, shall not exceed the aggregate amount of such Indebtedness permitted pursuant to such Section;

            (m) Guarantee Obligations made by the Company or any of its Subsidiaries to enable customers of the Company or any of its Subsidiaries to obtain financing for the purchase of goods or services of the Company or any of its Subsidiaries, provided that the aggregate amount of all such Guarantee Obligations shall not at any one time exceed $1,000,000; and

            (n) Guarantee Obligations made by the Company or any of its Subsidiaries in respect of Indebtedness permitted by Section 8.2(k) hereof.

      8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) any Subsidiary of the Company may be merged or consolidated with or into the Company, or with or into any one or more Wholly Owned Subsidiaries of the Company, provided that the Company or such Wholly Owned Subsidiary or Subsidiaries of the Company shall be the continuing or surviving entity;

            (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Wholly Owned Subsidiary of the Company; and

            (c) as expressly permitted by Sections 8.6 and 8.15 hereof.

      8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Accounts and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Company, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than the Company or any Wholly Owned Subsidiary of the Company, except:

            (a) the sale or other Disposition of any property (including Inventory) in the ordinary course of business;

            (b) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof provided that, in the case of any Foreign Subsidiary of the Company, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business and the aggregate amount of any such recourse shall be included in the determination of such Foreign Subsidiary's Indebtedness for purposes of Section 8.2(g) hereof;

            (c) as permitted by Section 8.5(b) hereof and pursuant to Sale and Leaseback Transactions permitted by Section 8.11 hereof;

            (d) Dispositions of any assets or property by the Company or any of its Subsidiaries to the Company or any Wholly Owned Subsidiary of the Company;

            (e) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole; provided that an amount equal to 100% of the Net Cash Proceeds of any such abandonment or other Disposition is applied in accordance with Section 4.4(d) of the Senior Credit Agreement;

            (f) Asset Sales or other Dispositions by the Company or any of its Subsidiaries so long as (i) the aggregate consideration received by the Company or such Subsidiary in connection therewith is not less than the fair market value of the property subject of such Asset Sale or Disposition and (unless otherwise consented to by the Required Purchasers) at least 75% of such consideration is cash, provided that with respect to the sale or Disposition by the Company of Audio Consultants Co. Ltd., the minimum cash consideration shall be at least 50%, (ii) the Net Cash Proceeds of any such Asset Sale or Disposition is applied in accordance with Section 4.4(d) of the Senior Credit Agreement, provided that the Company shall not be obligated to so apply the Net Cash Proceeds from any Asset Sale or Disposition until each such time that the cumulative Net Cash Proceeds from such Asset Sales and Dispositions that have theretofore not been applied in accordance with Section 4.4 of the Senior Credit Agreement equals or exceeds $100,000 and (iii) unless otherwise consented to by the Purchasers (which consent shall not be unreasonably withheld), the Net Cash Proceeds to be received in connection with such Asset Sale or Disposition to be retained by the Company with the consent of the Administrative Agent or the holders of the Senior Loans under the Senior Credit Agreement do not exceed $10,000,000, provided that such Net Cash Proceeds shall not be applied to the payment of any Indebtedness (whether principal, interest accrued thereon or costs, expenses or other amounts connected therewith) ranking pari passu with, or subordinated to, the Company's Obligations under the Senior Secured Notes and other Note Documents without the prior written consent of the Required Purchasers;

            (g) the sale of all or any part of the assets or Capital Stock of the Subsidiary or Subsidiaries comprising the Company's military antennae business, provided that an amount equal to 100% of the Net Cash Proceeds of any such Asset Sale is applied to mandatory prepayments of the Senior Loans pursuant to the Senior Credit Agreement, in accordance with Section 4.4(d) thereof (or any successor provision);

            (h) the Disposition by the Company and its Affiliates, in one or more transactions, of all or part of its hearing aid business (including any real estate associated therewith) provided, that each such Disposition is to a non-Affiliate of the Company, is for cash consideration and is entered into on arms length terms; and

            (i) (x) the issuance of Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company in consummation of the Telex Exchange or any exchange, subsequent to the Telex Exchange, of New Telex Subordinated Notes and/or Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company for the 10.5% Subordinated Notes and the 11% Subordinated Notes and (y) the issuance of registered securities substantially identical to the New Telex Subordinated Notes and the Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company in exchange for the New Telex Subordinated Notes and the Preferred Stock or common stock and the warrants to purchase Preferred Stock or common stock of the Company pursuant to the registration obligations of the Company under the Telex Exchange.

      8.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Company or options, warrants or other rights to purchase common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Company or options, warrants or other rights to purchase common stock of the Company) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company.

      8.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations and excluding any Reinvested Amounts); provided that the Company and its Subsidiaries may make Capital Expenditures in an amount not to exceed, for any test period set forth below, the amount set forth opposite such test period below:

                         Test Period                                 Amount
                         -----------                                 ------
       January 1, 2001 - December 31, 2001                        $8,000,000
       January 1, 2002 - December 31, 2002                        $8,000,000
       January 1, 2003 - December 31, 2003                        $8,000,000
       January 1, 2004 - July 31, 2004                            $4,666,667;

provided that an amount, not to exceed $4,000,000 for any test period, of Capital Expenditures permitted to be made during any test period and not made during such test period may be carried over and expended during the next succeeding test period only.

      8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an "INVESTMENT"), any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) Investments in cash and Cash Equivalents;

            (c) Investments existing on the Closing Date and described in
Schedule 8.9(c) hereto, setting forth the respective amounts of such Investments as of a recent date;

            (d) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by Section 8.6(c) hereof;

            (e) (i) loans and advances to officers, directors or employees of the Company or any of its Subsidiaries in the ordinary course of business for travel and entertainment expenses or relocation expenses or (ii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 8.10 hereof;

            (f) Investments by the Company in its Wholly Owned Subsidiaries and by such Wholly Owned Subsidiaries in the Company and in Wholly Owned Subsidiaries of the Company;

            (g) Investments of the Company and its subsidiaries under Permitted Hedging Arrangements;

            (h) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in Section 8.3(c), (d) or (f) hereof;

            (i) Investments representing non-cash consideration received by the Company or any of its Subsidiaries in connection with any Asset Sale, provided that, unless the Required Purchasers shall otherwise consent, in the case of any Asset Sale permitted under Section 8.6(g) hereof, such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Company or any of its Domestic Subsidiaries is pledged to the Purchasers pursuant to the Security Documents;

            (j) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Company or any of its Subsidiaries; provided that any such securities or other property received by the Company or any of its Domestic Subsidiaries is pledged to the Purchasers pursuant to the Security Documents; and

            (k) Investments by the Company or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other coinvestor or other Person has a greater legal or beneficial ownership interest than the Company or such Subsidiary so long as any such Investment either was first made prior to the Closing Date, or if made thereafter, the cash Investment does not in the aggregate exceed, unless otherwise agreed by the Required Purchasers, an amount equal to $500,000 (exclusive of any undistributed profits of any such joint venture or similar arrangement that may accumulate).

      8.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that nothing contained in this Section 8.10 hereof shall be deemed to prohibit:

                  (i) the payment of transaction expenses in connection with this Agreement, the Note Purchase Transactions and the Telex Exchange, including, but not limited to, the payment by the Company of the Commitment Fee due to GSCP Recovery or any of its Affiliates other than the Company or any of its Subsidiaries;

                  (ii) the Company or any of its Subsidiaries from entering into or performing an agreement with GSCP for the rendering of management consulting or financial advisory services for compensation not to exceed in the aggregate $1,720,000 per year plus reasonable out-of-pocket expenses; provided that at any time during which a Default or an Event of Default has occurred and is continuing, the Company and its Subsidiaries may not make any payments to GSCP under any such agreement and such payments may accrue to GSCP and may be paid in full after such Default or Event or Default has been cured or waived; provided further that at any time during which the Company and its Subsidiaries are not permitted to make payments to GSCP under any such agreements, GSCP may elect to receive Capital Stock of the Company in lieu of such payments;

                  (iii) the Company or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any person who is or becomes a director, officer, agent or employee of the Company or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Company or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Company or any of its Subsidiaries, predecessors or successors, (C) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Company or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (D) to the fullest extent permitted by Delaware or other applicable state Law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Company or any of its Subsidiaries;

                  (iv) the Company or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 8.10 hereto;

                  (v) any transaction permitted under Section 8.3(k), 8.4(d), 8.4(i), 8.4(j), 8.4(k), 8.5, 8.7, 8.9(e) or 8.9(k) hereof, or any transaction with a Wholly Owned Subsidiary of the Company;

                  (vi) [Intentionally Omitted]; or

                  (vii) the making of loans to the Company or its Subsidiaries by GSCP Recovery or any Affiliate thereof other than the Company and its Subsidiaries pursuant to this Agreement or the Additional Senior Secured Notes.

For purposes of this Section 8.10, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Company or such Subsidiary or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of the Company or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required.

      8.11 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary (any of such arrangements, a "SALE AND LEASEBACK TRANSACTION"), other than in connection with any Disposition permitted under Section 8.6 hereof and except for Sale and Leaseback Transactions entered into by the Company or any such Subsidiary with respect to real or personal property with an aggregate book value not to exceed $1,000,000 at any one time.

      8.12 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents.

            (a) Make any purchase or redemption of any of the 10.5% Subordinated Notes, the 11% Subordinated Notes or the New Telex Subordinated Notes, including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the purchase, redemption, defeasance or other acquisition thereof, except payments of interest, as required by the terms of the 10.5% Subordinated Notes and the 10.5% Subordinated Note Indenture, as the case may be, or the 11% Subordinated Notes and the 11% Subordinated Note Indenture, as the case may be (such interest payments not to exceed, in aggregate $50,000.00 following the Closing Date to the end of 2001 and in aggregate $100,000.00 for each fiscal year thereafter), in each case, only to the extent permitted under the subordination provisions, if any, applicable thereto. However, the foregoing shall not prohibit (i) the Telex Exchange or any exchange, subsequent to the Telex Exchange, of New Telex Subordinated Notes and/or Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company for the 10.5% Subordinated Notes and the 11.5% Subordinated Notes or (ii) the issuance by the Company of registered securities substantially identical to the New Telex Subordinated Notes and the Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company in exchange for the New Telex Subordinated Notes and the Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company pursuant to the registration obligations of the Company under the Telex Exchange.

            (b) Without prejudice to Section 8.12(a) above, make any payment to or for the benefit of holders of the New Telex Subordinated Notes in respect of the New Telex Subordinated Notes or the New Telex Senior Subordinated Indenture, unless the Company shall have (i) made payment in full of the Senior Secured Notes and all Obligations of the Company and any other amounts then due and owing to any Purchaser hereunder and under any other Note Document or (ii) made an offer to pay the Senior Secured Notes and all Obligations of the Company and any amounts then due and owing to each Purchaser hereunder and under any other Note Document and shall have made payment in full thereof to each such Purchaser that has accepted such.

            (c) In the event of the occurrence of a Change of Control, purchase the 10.5% Subordinated Notes, the 11% Subordinated Notes or the New Telex Subordinated Notes or any portion of any thereof, unless the Company shall have
(i) made payment in full of the Senior Secured Notes and all Obligations of the Company and any other amounts then due and owing to any Purchaser hereunder and under any other Note Document or (ii) made an offer to pay the Senior Secured Notes and all Obligations of the Company and any amounts then due and owing to each Purchaser hereunder and under any other Note Document and shall have made payment in full thereof to each such Purchaser that has accepted such.

            (d) Amend, supplement, waive or otherwise modify, including by an exchange (other than in the case of the 10.5% Subordinated Notes and the 11% Subordinated Notes, by the Telex Exchange and other than in connection with the issuance by the Company of registered securities substantially identical to the New Telex Subordinated Notes in exchange for the New Telex Subordinated Notes pursuant to the registration obligations of the Company under the Telex Exchange), any of the provisions of any of the 10.5% Subordinated Notes, the 10.5%

Subordinated Note Documents, the 11% Subordinated Notes, the 11% Subordinated Note Documents, the New Telex Subordinated Notes or the New Telex Subordinated Note Documents:

                  (i) which amends or modifies the subordination provisions, if any, contained therein or relating thereto;

                  (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the 10.5% Subordinated Notes, the 11% Subordinated Notes or the New Telex Subordinated Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith, or changes scheduled interest payment dates;

                  (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Company or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                  (iv) which otherwise adversely affects the interests of the Purchasers as senior creditors with respect to the 10.5% Subordinated Notes, the 11% Subordinated Notes or the New Telex Subordinated Notes or the interests of the Purchasers, or any of them, hereunder or under any other Note Document in any material respect.

            (e) Amend, supplement, waive or otherwise modify, including by a refinancing, any of the provisions of the Senior Credit Documents except in a manner that does not conflict with the Intercreditor Agreement and as is not reasonably likely to materially adversely affect the rights and remedies of the Purchasers hereunder. The Company shall use its reasonable best efforts to give written notice to each Purchaser at least three Business Days, but not more than ten Business Days, prior to entering into any agreement with respect to any such proposed amendment, supplement, waiver or other modification.

            (f) Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness that permits, extends, renews, replaces or otherwise refinances (collectively, "REFINANCED INDEBTEDNESS") Indebtedness that is subordinated in right of payment to the Senior Secured Notes or any Guarantor's Obligations under the Note Documents unless such Refinanced Indebtedness shall be subordinated to the Company's Obligations under or in connection with the Senior Secured Notes (or such Obligations of the Guarantors, as the case may be) to at least the same extent as such subordinated Indebtedness that has been refinanced; provided that the Additional Senior Secured Notes shall not be prohibited hereunder.

            (g) Incur, or permit any of its Subsidiaries to incur, any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or any of its Subsidiaries unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Company's Obligations under or in connection with the Senior Secured Notes or any Guarantor's Obligations under the Note Documents pursuant to subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary, as the case may be; provided that the Additional Senior Secured Notes shall not be prohibited hereunder.

            (h) Directly or indirectly incur, contingently or otherwise, or permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Senior Secured Notes and the Guarantor's Obligations under the Note Documents, as the case may be) that is
(i) subordinate in right of payment to the Senior Debt Obligations and (ii) senior in right of payment to the Company's Obligations under or in connection with the Senior Secured Notes and other Note Documents or the Obligations of any Guarantor hereunder or thereunder, as the case may be; provided that the Additional Senior Secured Notes shall not be prohibited hereunder. For purposes of this Section 8.12, Indebtedness shall be deemed to be the senior in right of payment to the Senior Secured Notes (and the Company's Obligations thereunder or with respect thereto) or the Obligations of any Guarantor hereunder or under any other Note Document, as the case may be, if it is not expressly subordinated in right of payment to the Senior Debt Obligations at least to the same extent as the Senior Secured Notes and the Obligations of any Guarantor hereunder or thereunder, as the case may be, are subordinated to the Senior Debt Obligations; provided that this Section 8.12(h) shall not apply to Indebtedness incurred by any Foreign Subsidiary with Excluded Foreign Accounts.

Notwithstanding anything in this Section 8.12, any refinancing of the Company's Obligations under the New Telex Subordinated Note Documents shall be permitted (such Refinanced Indebtedness, the "PERMITTED REFINANCED INDEBTEDNESS") provided that (x) such Indebtedness shall mature and the principal thereof become due and payable after the Maturity Date, (y) the annual interest payable thereon in cash shall not exceed the aggregate annual interest payable in cash on the New Telex Subordinated Notes, and (z) such Indebtedness shall be subordinate in right of payment to the Senior Secured Notes at least to the same extent as the Indebtedness being refinanced.

      8.13 Limitations on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

      8.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, the other Note Documents and any related documents, (b) the Senior Credit Documents, and (c) any purchase money mortgages, acquisition agreements, Financing Leases or operating leases of real property entered into in the ordinary course of business, which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any lien in favor of the Purchasers in respect of obligations and liabilities under this Agreement, any Senior Secured Notes or any other Note Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired except for any such agreement relating to Indebtedness of a Foreign Subsidiary permitted by Section 8.2(g) hereof or otherwise permitted under this Agreement.

      8.15 Limitation on Lines of Business; Creation of Subsidiaries.

            (a) Enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same general type as those in which the Company and its Subsidiaries are engaged on the Closing Date or which are directly related thereto.

            (b) Create any new Subsidiary of the Company other than any new Subsidiary that (i) in the case of a new Domestic Subsidiary, shall execute and deliver to the Co-Agents, as applicable, a Guarantee and Collateral Agreement supplement and appropriate Mortgages and other security documents and take any necessary steps to perfect the security interests to be created thereby and (ii) for which the relevant parent corporation, if such parent corporation is the Company or a Domestic Subsidiary (other than Telex Communications International, Ltd.), shall execute and deliver to the Co-Agents a stock pledge agreement and take any necessary steps to perfect the security interest to be created thereby, which security interest shall not apply to more than 65% of such parent corporation's ownership interest in any Foreign Subsidiary.

            (c) To the extent not prohibited by this Agreement, convey, sell or otherwise transfer shares of Capital Stock of a Foreign Subsidiary to the Company or any Domestic Subsidiary of the Company unless at the time of such conveyance, sale or transfer (or promptly thereafter) the Company or such Domestic Subsidiary shall execute and deliver to the Co-Agents a Guarantee and Collateral Agreement (or supplement thereto), together with any other Security Documents that the Required Purchasers may determine necessary and take any necessary steps to perfect the security interest to be created thereby (which security interest shall not apply to (i) more than 65% of the Company's or such Domestic Subsidiary's ownership interest in any Foreign Subsidiary or (ii) any ownership interest in a non-Wholly Owned Foreign Subsidiary to the extent that the grant of such security interest would violate the terms of any agreements under which the Investment by the Company or any or its Subsidiaries was made therein).

      8.16 Limitations on Currency and Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Company or any of its Subsidiaries with reputable financial institutions and not for purposes of speculation (any such agreement or arrangement permitted by this Section, a "PERMITTED HEDGING ARRANGEMENT").

      8.17 Holding Company Status of Telex Communications International, Ltd. In the case of Telex Communications International, Ltd., permit Telex Communications International, Ltd. to engage in any business other than (i) the owning of the Capital Stock of the Foreign Subsidiaries and (ii) any business or other activities reasonably related to the foregoing, or to incur any material liabilities other than any liabilities (x) reasonably related to the foregoing or (y) arising by operation of Law.

      8.18 Payment of Special Bonuses to Management. At any time when a Default or an Event of Default has occurred and is continuing, make any cash payments to its management in respect of special bonuses, provided that such payments may accrue to such persons otherwise entitled to such payments and may be paid in full after such Default or Event or Default has been cured or waived, and provided further that at any time when the Company and its Subsidiaries are not permitted to make such payments to management, any of such persons otherwise entitled to such payments may elect to receive Capital Stock of the Company in lieu of such payments.

                         ARTICLE 9. EVENTS OF DEFAULT.

      9.1 Events of Default. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

            (a) failure of the Company to pay any principal, interest, fees or expenses or other Obligations of the Company under or in connection with the Senior Secured Notes or any other Note Document in accordance with the terms hereof or thereof when due, whether at stated maturity, by acceleration or otherwise;

            (b) breach by the Company of any representation or warranty, or failure to comply with any covenant, contained in this Agreement (other than under a provision covered by subsection (a) above), the other Note Documents or any other agreement, document, instrument or certificate among the Company and the Purchasers (or any of them) or executed by the Company in favor of any Purchaser, which breach or failure shall continue unremedied more than 14 Business Days after receipt of notice of such breach from any Purchaser or Purchasers holding Senior Secured Notes evidencing at least $5,000,000 of Indebtedness, (such grace period to apply only to the extent such breach or failure is curable within such 14-Business Day period);

            (c) (i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for 60 days after the entry thereof; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for 60 days;

            (d) an event of default shall occur and be continuing under the Senior Credit Documents, the New Telex Subordinated Note Documents, or any of them;

            (e) a Change in Control shall have occurred;

            (f) the Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness or in the payment of any Guarantee Obligation (other than as provided in Section 9.1(a) above) the aggregate principal amount of the series of Indebtedness under which such Indebtedness is issued and the aggregate principal amount of the obligation guaranteed by such Guarantee equals or exceeds $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become due prior to its stated maturity or such Guarantee Obligations to become payable;

            (g) (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Note Documents, including, without limitation, that any guarantee made by any Guarantor (as defined therein) under the Guarantee and Collateral Agreement, shall for any reason cease to be enforceable in accordance with its terms, or any party (other than Purchasers) to any Note Document shall deny or disaffirm it obligations under any of the Note Documents (including, without limitation, any such Guarantor shall so assert with respect to such Guarantor's guarantee under the Guarantee and Collateral Agreement), or any Note Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of Purchasers,
(ii) any of the Note Documents shall cease for any reason to be in full force and effect (other than in accordance with the terms hereof or thereof) or any action or proceeding shall have been commenced by any Person (other than other than the Purchasers) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Note Document, (iii) any court or other governmental authority shall issue a final judgment, order, decree or ruling for the payment of money (a "JUDGMENT") and such Judgment is in an amount (determined after an allowance for the application of any insurance proceeds to such Judgment) in excess of $250,000 and enforcement proceedings shall have been commenced upon any such Judgment or any such Judgment shall remain unpaid after a period of 10 consecutive days during which a stay of such enforcement of any such Judgment, including, without limitation, by reason of a pending appeal or otherwise, shall not be in effect;

            (h) any Security Document after delivery thereof pursuant to Section
4.4 or 7.9 hereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien, (which Liens, or any of them, become subordinated in right or priority to any Lien granted other than pursuant to the Senior Credit Documents and/or in accordance with the terms of the Intercreditor Agreement or any Lien permitted hereunder), on and security interest in the Collateral purported to be covered thereby; and

            (i) the Company or any of its Subsidiaries shall have concealed, removed or permitted to be concealed or removed any part of its assets or property with an intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its assets or property or incurred an obligation which may be fraudulent under any Bankruptcy Law, fraudulent conveyance or other similar Law;

            (j) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect;

            (k) The 10.5% Subordinated Notes and the 11% Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the 10.5% Subordinated Note Documents and the 11% Subordinated Note Documents to the Obligations of the Company under this Agreement, any Senior Secured Notes and the other Note Documents, or the Obligations of any Guarantor (as defined in the Guarantee and Collateral Agreement) under a guarantee of the 10.5% Subordinated Notes and the 11% Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the 10.5% Subordinated Note Documents and the 11% Subordinated Note Documents to the obligations of such Guarantor under the Guarantee and Collateral Agreement; or

            (l) The New Telex Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the New Telex Subordinated Note Documents to the Obligations of the Company under this Agreement, any Senior Secured Notes and the other Note Documents, or the Obligations of any Guarantor (as defined in the Guarantee and Collateral Agreement) under a guarantee of the New Telex Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the New Telex Subordinated Note Documents to the obligations of such Guarantor under the Guarantee and Collateral Agreement.

      9.2 Acceleration. The Purchasers, and each of them, upon the occurrence of an Event of Default that has not been waived by the Required Purchasers, by delivery of written notice to the Company may, subject in each case to the terms of the Intercreditor Agreement, take any or all of the following actions without prejudice to the rights of any Purchaser to enforce its claims against the
Company:

            (a) declare all or any part of the Obligations hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(c) hereof, in which case all such Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of any Purchaser; and

            (b) deliver notice to the trustee for each of the 10.5% Subordinated Notes, the 11% Subordinated Notes and the New Telex Subordinated Notes for the purpose of blocking payments to such trustees and the holders of the 10.5% Subordinated Notes, the 11% Subordinated Notes and the New Telex Subordinated Notes, or any of them.

If at any time after acceleration of the maturity of the Senior Secured Notes held by any Purchaser, the Company shall pay all arrears of interest, costs and expenses and all payments on account of principal of such Senior Secured Notes, which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on such Senior Secured Notes and other Obligations hereunder due and payable solely by virtue of acceleration) shall have been remedied or waived, then by written notice to the Company, the Required Purchasers may elect, in their sole discretion, to rescind and annul the acceleration and its consequences. Any action pursuant to the foregoing sentence shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentences are intended merely to bind the Required Purchasers to a decision that may be made at their election. In no event are the provisions of this Section
9.2 intended to benefit the Company or any other Person, nor does this Section
9.2 give the Company or any other Person the right to require the Required Purchasers to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

      9.3 Remedies on Default.

            (a) If an Event of Default occurs and is continuing, the Required Purchasers may, subject in each case to the terms of the Intercreditor Agreement, pursue for the ratable benefit of the Purchasers and the other holders of Senior Secured Notes any available remedy to collect the payment of principal of, or premium or interest on, the Senior Secured Notes, or to enforce the performance of any provision of the Senior Secured Notes, the Security Documents, this Agreement or any other Note Document. A delay or omission by any Purchaser or the Required Purchasers in exercising any right or remedy with respect to any Event of Default shall not impair such right or remedy or constitute a waiver of or acquiescence on the Event of Default. All remedies are cumulative to the extent permitted by Law.

            (b) Subject to the terms of the Intercreditor Agreement, the Required Purchasers may direct the time, method and place of conducting any proceeding for any remedy available to the Purchasers.

            (c) Notwithstanding any other provision of this Agreement, but subject to the terms of the Intercreditor Agreement, the right of any Purchaser or other holder of Senior Secured Notes to receive payment of principal of, and interest on the Senior Secured Notes held by such Purchaser or other holder, or to being suit for the enforcement of any such payment or to exercise such Purchaser's or other holder's rights with respect to the Collateral under the Security Documents or otherwise at law or equity, shall not be impaired or affected without the consent of such Purchaser.

   ARTICLE 10. REGISTRATION; EXCHANGE; SUBSTITUTION OF SENIOR SECURED NOTES.

      10.1 Registration of Senior Secured Notes. The Company shall keep at its principal executive office a register for the registration of the Senior Secured Notes and transfers thereof. The name and address of each holder of one or more Senior Secured Notes, each transfer thereof and the name and address of each transferee of such Senior Secured Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Senior Secured Note shall be registered shall be deemed to be and treated as the owner and holder thereof for all purposes hereunder and under the other Note Documents, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to each holder of a Senior Secured Note, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Senior Secured Notes.

      10.2 Transfer and Exchange of Senior Secured Notes.

            (a) Upon surrender of any Senior Secured Note at the principal executive office of the Company for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Senior Secured Note, or its attorney duly authorized in writing, and accompanied by the address for notices of each transferee of such Senior Secured Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Senior Secured Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Senior Secured Note. Each such new Senior Secured Note shall be payable to such Person or Persons as such holder may request and shall be substantially in the form of Exhibit A hereto. Each such new Senior Secured Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Senior Secured Note or dated the date of the surrendered Senior Secured Note if no interest shall have been paid thereon. The Company shall pay any stamp tax or governmental charge imposed in respect of any transfer of Senior Secured Notes. Senior Secured Notes shall not be transferred by any holder of Senior Secured Notes to any Person that is a direct competitor of the Company without the Company's prior written consent and shall be transferred solely in denominations equal to or greater than the lesser of $100,000 or the entire principal amount of the Senior Secured Note to be transferred, which Senior Secured Note shall be transferable solely in whole and not in part.

            (b) Each transferee, by its acceptance of a Senior Secured Note registered in its name (or the name of its nominee), shall be deemed (i) to be a "Purchaser" for all purposes hereunder, including, without limitation, to have made the representations set forth in Article 6 hereof and (ii) to confirm to and agree with the transferor of such Senior Secured Note and the other parties hereto as follows: (A) other than as provided in any written instrument of transfer executed by such transferor and such transferee, such transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Note Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other Note Document or any other instrument or document furnished pursuant hereto or thereto; (B) such transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Note Document or any other instrument or document furnished pursuant thereto; (C) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Senior Secured Note; and (D) such transferee will, independently and without reliance upon the transferor or any other holder of Senior Secured Notes, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (D) such transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of a Senior Secured Note.

            (c) Notwithstanding anything to the contrary in this Section 10.2, for so long as the Senior Secured Notes shall be or be deemed to be restricted securities under any applicable Law, no Senior Secured Notes shall be transferable unless registered under the Securities Act and applicable state securities laws or exempt from such registration. The Company shall be entitled to an opinion of counsel in form and substance reasonably acceptable to the Company with respect to any such exemption.

      10.3 Replacement of Senior Secured Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Senior Secured Note, and

            (a) in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to the Company, or

            (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Senior Secured Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Senior Secured Note or dated the date of such lost, stolen, destroyed or mutilated Senior Secured Note if no interest shall have been paid thereon.

            ARTICLE 11. PREPAYMENT; PAYMENT OF SENIOR SECURED NOTES.

      11.1 Voluntary Prepayments. The Company may, upon not less than seven, and not more than 14, Business Days' notice to the Purchasers, prepay the unpaid principal amount of the Senior Secured Notes, in whole or in part, in cash in U.S. dollars together with accrued interest thereon and costs incurred in connection therewith to the date of such prepayment; provided that each partial prepayment shall be in an aggregate principal amount of not less than the lesser of $100,000 (so long as the total outstanding principal amount of the Senior Secured Notes is at least $5,000,000) and the total outstanding principal amount of the Senior Secured Notes. Each prepayment hereunder shall be made by wire transfer in immediately available funds to the account or accounts specified in writing therefor by the Purchasers or other holders holding the Senior Secured Notes.

      11.2 Allocation of Partial Prepayments. Each partial prepayment of the Senior Secured Notes pursuant to Section 11.1 hereof shall be allocated (in integral multiples of $1,000) to all Senior Secured Notes then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments to the extent applicable to compensate for any prior prepayments not made exactly in such proportion.

      11.3 Payment. The Company will repay the Principal Amount and any other outstanding principal amount of the Senior Secured Notes, together with accrued and unpaid interest thereon and costs, expenses and other amounts due with respect thereto, in full in U.S. dollars in immediately available funds on the Maturity Date.

      11.4 Maturity; Surrender, etc. In the case of each prepayment of Senior Secured Notes pursuant to Section 11.1 hereof, the principal amount of each Senior Secured Note to be so prepaid or repurchased shall mature and become due and payable on the date fixed for such prepayment or repurchase, together with the interest accrued thereon and all costs, expenses and other amounts incurred in connection therewith to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with such interest and costs, no investor costs shall accrue on such principal amount. Any Senior Secured Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Senior Secured Note shall be issued in lieu of any prepaid or repurchased principal amount of any Senior Secured Note.

      11.5 Purchase of Senior Secured Notes. The Company will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Senior Secured Notes except in accordance with the terms of this Agreement, the Senior Secured Notes and the other Note Documents. The Company will promptly cancel all Senior Secured Notes acquired by it pursuant to any payment, prepayment or purchase of Senior Secured Notes pursuant to any provision of this Agreement and no Senior Secured Notes may be issued in substitution of or exchange for any such Senior Secured Notes. So long as any Purchaser or any Purchaser's nominee shall be the holder of any Senior Secured Note, the Company will pay all sums becoming due on such Senior Secured Note(s) for principal and interest by the method provided for in this Agreement and at the address specified for such purpose below such Purchaser's name in Schedule I hereto, or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Senior Secured Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Senior Secured Note, Purchaser shall surrender such Senior Secured Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any permitted sale, transfer or other disposition of any Senior Secured Note held by any Purchaser or any Purchaser's nominee, such Purchaser will, at Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Senior Secured Note to the Company in exchange for a new Senior Secured Note or Senior Secured Notes pursuant to Section 10.2 above. The Company will afford the benefits of this Section 11 to any holder of Senior Secured Notes that is the direct or indirect transferee of any Senior Secured Note purchased by Purchaser under this Agreement and that has made the same agreement relating to such Senior Secured Note as such Purchaser has made in this Section 11.

                   ARTICLE 12. EXPENSES AND INDEMNIFICATION.

      12.1 Transaction Expenses. Whether or not the Note Purchase and the other Note Purchase Transactions are consummated, the Company will pay all costs and expenses (including reasonable attorney's fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or any holders of Senior Secured Notes in connection with the administration of the Note Documents, including (a) the costs and expenses of any amendments, waivers or consents under or in respect of this Agreement, the Senior Secured

Notes (whether or not such amendment, waiver or consent becomes effective), or any other Note Document, (b) the costs and expenses incurred in defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Senior Secured Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Senior Secured Notes or any of the other Note Documents, or by reason of being a holder of any Senior Secured Note, and (c) subject to the terms of the Intercreditor Agreement, the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out, renegotiation or restructuring of the transactions contemplated hereby, by the Senior Secured Notes and by the other Note Documents. The Company will pay and will save each Purchaser and each other holder of a Senior Secured Note harmless from all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser) or such holder.

      12.2 Indemnification.

            (a) In the event that the Purchasers, or any of them, or any holder of any Senior Secured Note becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this Agreement or any other Note Document, the Company will reimburse each such Purchaser and holder for legal and other expenses (including, without limitation, the cost of any investigation and preparation) as they are incurred by each such Purchaser and holder whether or not such investigation, litigation, or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party, or an Indemnified Party is otherwise a party thereto. The Company also agrees to indemnify and hold harmless each Purchaser and each holder of a Senior Secured Note and their respective affiliates and their respective directors, officers, members, employees, partners, affiliates and agents (the "INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities, obligations, deficiencies, actions, suits, proceedings, demands, assessments, penalties, costs and expenses (each, a "LOSS"), joint or several, related to or arising out of any matters contemplated by this Agreement, unless and only to the extent that a court of competent jurisdiction shall finally determine that such Loss resulted primarily from such Purchaser's or such holder's, as the case may be, gross negligence or willful misconduct and, in the event such Purchaser or such holder is found in any action, proceeding or investigation to have acted with gross negligence or willful misconduct, or to have breached such Purchaser's or such holder's obligations under Section 19.5 hereof, such Purchaser or holder shall repay to the Company any portion of the amounts paid by the Company pursuant to this paragraph that is attributable to such action that is the subject of such finding. The Indemnified Parties will promptly notify the Company upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by the Indemnified Parties to give such notice shall not relieve the Company from the obligation to indemnify the Indemnified Parties.

            (b) If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought hereunder, the Company shall be entitled to assume the defense thereof with counsel selected by the Company (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from the Company to such Indemnified Parties of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Parties hereunder for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation; provided that (i) if counsel for such Indemnified Parties determines in good faith that there is a conflict that requires separate representation for the Company and such Indemnified Parties or (ii) the Company fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then in either such event, such Indemnified Parties shall be entitled to select one primary counsel and, if necessary, one local counsel in each relevant jurisdiction, of their own choice to represent such Indemnified Parties, and the Company shall not, or no longer, be entitled to assume the defense thereof on behalf of such Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for the reasonable expenses (including, without limitation, reasonable fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. Nothing contained herein shall preclude any Purchaser or holder, as the case may be, at its own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from the Company hereunder. The Company shall not be liable under this Agreement for any settlement made by any Indemnified Parties without the Company's prior written consent, which consent shall not be unreasonably withheld, unless such Indemnified Parties have made a reimbursement request pursuant to the provision of this Article 12 and the Company has failed to satisfy in full such request or made a good faith objection to such request within 30 days of delivery of such request. The Company agrees to indemnify and hold harmless any Indemnified Parties from and against any Loss arising from or under reason of any settlement with the consent of the Company. The Company shall not settle any such claim or action without the prior written consent of the applicable Indemnified Parties unless such settlement provides for a full release of claims against the Indemnified Parties.

            (c) If the indemnification provided for herein is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Purchaser on the other from this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Purchaser on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

      12.3 Survival. The obligations of the Company under this Section 12 will survive the payment or transfer of any Senior Secured Note, the enforcement, amendment or waiver of any provision of this Agreement, the Senior Secured Notes or any other Note Document, and the termination of this Agreement. This indemnity is in addition to any other remedies that the Co-Agents and the Purchasers, or any of them, may have at law or equity.

                         ARTICLE 13. ENTIRE AGREEMENT.

      All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Senior Secured Notes and the other Note Documents embody the entire agreement and understanding among the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                       ARTICLE 14. AMENDMENT AND WAIVER.

      14.1 Requirements. This Agreement, the Senior Secured Notes and the other Note Documents may be amended, and the observance of any term hereof, of the Senior Secured Notes or of the other Note Documents may be waived (either retroactively or prospectively), with, and only with, the written consent of the Company and the Required Purchasers, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, or 17 hereof, or any defined term as it is used therein, will be effective as to any Purchaser unless consented to in writing by such Purchaser and (b) no such amendment or waiver may, without the written consent of the holder of each Senior Secured Note at the time outstanding affected thereby (i) change the amount or time of any prepayment, repurchase or payment of principal of, or reduce the rate, or change the time fixed for any payment or change the method of computation of interest on, the Senior Secured Notes, or make any other change that affects the priority or ranking of the Senior Secured Notes (other than the release of, or other matters affecting, any Collateral), (ii) modify in any way the definition of "Required Purchasers" or (iii) amend Article 9 or this Article 14.

      14.2 Solicitation of Holders of Senior Secured Notes.

            (a) Solicitation. The Company will provide each holder of the Senior Secured Notes (irrespective of the amount of Senior Secured Notes then owned or otherwise then held by such holder) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Article 14 to each holder of outstanding Senior Secured Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Senior Secured Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Senior Secured Notes as consideration for or as an inducement to the entering into by any holder of Senior Secured Notes, or any waiver or amendment of any of the terms and provisions hereof or of any other Note Document, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Senior Secured Notes then outstanding even if such holder did not consent to such waiver or amendment.

      14.3 Binding Effect, etc. Any amendment or waiver consented to as provided in this Article 14 applies equally to all holders of Senior Secured Notes and is binding upon them, and each of them, and upon each future holder of any Senior Secured Note and upon the Company without regard to whether such Senior Secured Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived, or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Senior Secured
Note in exercising any right, power or remedy hereunder or under any other Note Document shall operate as a waiver of any right, power or remedy of any such holder of a Senior Secured Note, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, power or remedies provided by applicable Law.

      14.4 Senior Secured Notes Held by Company, Etc. Solely for the purpose of determining whether Required Purchasers have approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Note Document, or have directed the taking of any action provided herein or in any other Note Document to be taken upon the direction thereof, Senior Secured Notes directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding.

                              ARTICLE 15. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule I hereto, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Senior Secured Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to Telex Communications, Inc., 12000 Portland Avenue South, Burnsville, Minnesota 55337, Attention Chief Financial Officer, Facsimile No. (952) 887-5588, or at such other address as the Company shall have specified to the holder of each Senior Secured
      Note in writing.

All notices and other communications provided for under this Section 15 will be deemed given and effective only when actually received.

                     ARTICLE 16. REPRODUCTION OF DOCUMENTS.

      This Agreement, each of the other Note Documents and all documents relating thereto, including, without limitation, (a) amendments, waivers and consents of this Agreement or any other Note Document that may hereafter be executed, (b) documents received by or on behalf of the Purchasers at the Closing (except the Senior Secured Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, or any of them, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 16 shall not prohibit the Company or any other holder of Senior Secured Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                     ARTICLE 17. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 17, "CONFIDENTIAL INFORMATION" means materials, documents and other information delivered to the Purchasers by or on behalf of the Company in connection with the Note Purchase Transactions, whether before or after the Closing, that is proprietary in nature and that is clearly marked or labeled, or otherwise adequately identified when received by the Purchasers as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to any Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Purchaser or any Person acting on any Purchaser's behalf in violation of this Section 17, (c) otherwise becomes known to any Purchaser other than through disclosure by the Company, or (d) constitutes financial statements delivered to Purchaser under Section 5.4 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that any Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, members, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Senior Secured Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 17, (iii) any other holder of any Senior Secured Note,
(iv) any transferee (that is a permitted transferee under this Agreement) to which such Purchaser sells or offers to sell such Senior Secured Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 17), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 17), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or any other regulatory authority, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Law applicable to such Purchaser,
(B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Purchaser is a party or (D) if an Event of Default shall have occurred and be continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Senior Secured Notes, this Agreement and the other Note Documents. Each holder of a Senior Secured Note, by its acceptance of a Senior Secured Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 17 as though it were an original party to this Agreement. On the reasonable request of the Company in connection with the delivery to any holder of a Senior Secured Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 17.

                     ARTICLE 18. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates that constitutes an "accredited investor" as the purchaser of all or a part of the Senior Secured Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, the term "Purchaser" as is used in this Agreement shall mean and be a reference to such Affiliate in addition to (in the case of Section 17 hereof) and in lieu of (other than under such Section 17), such Purchaser.

                           ARTICLE 19. THE CO-AGENTS

      19.1 Authorization and Action. Each Purchaser hereby appoints and authorizes the applicable Co-Agent to take such action as Co-Agent on such Purchaser's behalf and to exercise such powers and discretion under this Agreement and the other Note Documents as are delegated to the Co-Agents by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Note Documents (including, without limitation, enforcement or collection of the Company's Obligations hereunder and under the Note Documents), the Co-Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Purchasers, and such instructions shall be binding upon all Purchasers and all other holders of Senior Secured Notes; provided, however, that the Co-Agents, or either of them shall not be required to take any action that exposes the Co-Agents, or either of them, to personal liability or that is contrary to this Agreement or applicable Law. Each Co-Agent agrees to give to the applicable Purchasers prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement or any other Note Document. For the avoidance of doubt, no Co-Agent may act unless authorized to so act (i) expressly hereunder or under any other Note Document or (ii) by the Required Purchasers.

      19.2 Co-Agents' Reliance. Neither Co-Agent nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Note Documents, except for its or their own gross negligence or willful misconduct. Without limitation on the generality of the foregoing, the Co-Agents, and each of them: (a) may treat the Purchaser that purchased the Senior Secured Note from the

Company as the holder of the Indebtedness evidenced thereby until such Co-Agent receives written notice of a transfer duly made pursuant to Section 10.2 hereof;
(b) may consult with legal counsel (including counsel for the Company or any Affiliate thereof party to any Note Document), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations (whether written or oral) made in, or in connection with, the Note Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Note Document on the part of the Company or any of its Subsidiaries or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (e) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Note Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Note Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      19.3 GSCP Recovery or GoldenTree and Affiliates. With respect to any Senior Secured Notes issued to it, GSCP Recovery or GoldenTree, shall have the same rights and powers under the Note Documents as any other Purchaser and may exercise the same as though it were not a Co-Agent; and the term "Purchaser" or "Purchasers" shall, unless otherwise expressly indicated, include GSCP Recovery and GoldenTree, each in its individual capacity. GSCP Recovery and its Affiliates (other than the Company or any of its Subsidiaries) and GoldenTree and its Affiliates may accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of any of the Company or any such Subsidiary, all as if GSCP Recovery and GoldenTree were not the Co-Agents and without any duty to account therefore to the Purchasers.

      19.4 Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon either Co-Agent or any other Purchaser and, based on the financial statements referred to in Section 5.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon either Co-Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      19.5 Indemnification. Each Purchaser severally agrees to indemnify the Co-Agents (to the extent not promptly reimbursed by the Company) from and against such Purchaser's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation reasonable fees and expenses or counsel) that may be imposed on, incurred by, or asserted against the Co-Agents in any way relating to or arising out of the Note Documents or any action taken or omitted by the Co-Agents under the Note Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Purchaser shall be liable for any portion of such Indemnified Costs resulting from the Co-Agents' (or either of their) gross negligence or willful misconduct, provided that any gross negligence or willful misconduct of one Co-Agent shall not be imputed to the other Co-Agent. Without limitation of the foregoing, each Purchaser agrees to reimburse the Co-Agents promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 12.1, to the extent that the Co-Agents are not promptly reimbursed for such costs and expenses by the Company. For purposes of this Section 19.5, the Purchasers' respective ratable shares of any amount shall be determined, at any time, according to the Principal Amount outstanding at such time and owing to the respective Purchasers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 19.5 applies whether any such investigation, litigation, or proceeding is brought by the Co-Agent or either of them, any other Purchaser or a third party. The failure of any Purchaser to reimburse the Co-Agents promptly upon demand for its ratable share of any amount required to be paid by the Purchasers to any Co-Agents as provided herein shall not relieve any other Purchaser of its obligation hereunder to reimburse the Co-Agents for its ratable share of such amount, but no Purchaser shall be responsible for the failure of any other Purchaser to reimburse the Co-Agents for such other Purchaser's ratable share of such amount. Without prejudice to the survival of any other agreement of any Purchaser hereunder, the agreement and obligations of each Purchaser contained in this Section 19.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Note Documents.

      19.6 Successor Co-Agent. Any Co-Agent may resign at any time by giving written notice thereof to the Purchasers and the Company and may be removed at any time with or without cause by two-thirds of the applicable Purchasers. Upon any such resignation or removal, two-thirds of the applicable Purchasers shall have the right to appoint a successor to such Co-Agent, provided that, so long as the consent of the Company is not unreasonably withheld, the Company shall have the right to consent to any such successor Co-Agent (other than a successor Co-Agent that is a Purchaser at such time holding, individually or with its Affiliates, at least 45% of the Principal Amount then outstanding). If no successor Co-Agent shall have been so appointed by such applicable Purchasers, and shall have accepted such appointment, within 30 days after such retiring Co-Agent's giving of notice of resignation or such applicable Purchasers' removal of the retiring Co-Agent, then the retiring Co-Agent may, on behalf of such applicable Purchasers, without the approval of the Company, appoint a successor Co-Agent. Upon the acceptance of any appointment as Co-Agent hereunder by a successor Co-Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the two-thirds of the applicable Purchasers may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor Co-Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of such retiring Co-Agent, and the retiring Co-Agent shall be discharged from its duties and obligations under the Note Documents. After any retiring Co-Agent's resignation or removal hereunder as Co-Agent, the provisions of this Article 19 inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Agent under this Agreement.

                           ARTICLE 20. MISCELLANEOUS.

      20.1 Successors and Assigns. All covenants and other agreements contained in this Agreement or any other Note Document by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Senior Secured Note) whether so expressed or not, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers and the Co-Agents.

      20.2 Payments Due on Non-Business Days. Anything in this Agreement, the Senior Secured Notes or any other Note Document to the contrary notwithstanding, any payment of principal of, or interest on, any Senior Secured Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      20.3 Satisfaction Requirement. Except as otherwise provided herein or in any other Note Document, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any other Note Document required to be satisfactory to the Purchasers or to the Required Purchasers, the determination of such satisfaction shall be made by the Purchasers or the Required Purchasers, as the case may be, in the sole and exclusive judgment of the Person or Persons making such determination.

      20.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

      20.5 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      20.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      20.7 Governing Law. This Agreement and each Senior Secured Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws principles thereof.

      20.8 Consent to Jurisdiction.

            (a) The Company hereby irrevocably submits to the jurisdiction of any New York or Federal court sitting in New York City, New York, in any action or proceeding arising out of or relating to this Agreement or any other Note Document, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York court or such Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Company, at its address specified in Section 15 or by any other method permitted by Law. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by Law.

            (b) Nothing in this Section 20.8 shall affect the right of any holder of Senior Secured Notes to serve legal process in any other manner permitted by Law or affect the right of any such holder to bring any action or proceeding against the Company or its property in the courts of other jurisdictions.

      20.9 Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, so long as the Senior Debt Obligations are outstanding, the Co-Agents' or any Purchaser's right to consent (or withhold consent) to an Asset Sale or Disposition and other actions not expressly permitted by the terms hereof, and the exercise of rights and remedies by the Co-Agents or any of the Purchasers of the Senior Secured Notes upon the occurrence and continuance of an Event of Default, is subject to the terms and conditions of the Intercreditor Agreement; provided that nothing in this Section shall, or shall be deemed to, relieve the Company of its Obligations or obligations hereunder, including, without limitation, pursuant to Articles 1 and 11 hereof.

      20.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDERS OF SENIOR SECURED NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS OR THE ACTIONS OF ANY HOLDER OF SENIOR SECURED NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

      20.11 Management Fees. Notwithstanding anything to the contrary contained in this Agreement, the Company represents and warrants that GSCP has consented to not accept at any time or for any period subsequent to December 31, 2000 and prior to the repayment in full of the Senior Secured Notes any payment in cash or other property for its management fee (as more fully set forth in the agreement between the Company and GSCP for the rendering of management consulting or financial advisory services described in Section 8.10(ii) of this Agreement), and the Company agrees not to pay such management fee in cash or any other property at any such time; however, such fees may accrue and remain an obligation of the Company.

      20.12 Holdings. Notwithstanding anything to the contrary contained in this Agreement or any other Note Document, the Purchasers agree that Holdings shall not have any liability or obligation whatsoever to the Purchasers under this Agreement or any other Note Document and shall not be deemed to be a party to any Note Document after the Closing Date.

      20.13 Security Documents. Notwithstanding anything to the contrary contained in this Agreement or any other Note Document, the Purchasers agree that (i) the New Telex Subordinated Notes, the Preferred Stock or common stock and the warrants to purchase Preferred Stock or common stock of the Company to be issued in connection with the Telex Exchange and (ii) the registered securities substantially identical to the New Telex Subordinated Notes, the Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Company to be issued in exchange for the New Telex Subordinated Notes, the Preferred Stock or common stock and the warrants to purchase Preferred Stock or common stock pursuant to the registration obligations of the Company under the Telex Exchange, in each case, shall not be subject to any of the Security Documents or the Liens created thereunder.

      20.14 Waivers. The Purchasers hereby waive any Default or Event of Default under (i) Section 9(b) of the Note Purchase Agreement as a result of the Company's failure to maintain the Minimum Consolidated EBITDA required pursuant to Section 8.1 of the Note Purchase Agreement for the period of three fiscal quarters ending September 30, 2001 and (ii) Sections 9(d) and 9(f) of the Note Purchase Agreement as a result of the Company's failure to pay interest on the 11% Subordinated Notes on September 17, 2001, the Company's failure to pay interest on the 10.5% Subordinated Notes in November 2001 and the Company's failure to maintain the Minimum Consolidated EBITDA required pursuant to Section
8.1 of the Senior Credit Agreement for the period of three fiscal quarters ending on September 30, 2001.

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Note Purchase Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                              TELEX COMMUNICATIONS, INC.

                              By:         /s/ Richard J. Pearson
                                 ---------------------------------------
                              Name:           Richard J. Pearson
                              Title:          Vice President and
                                                Chief Financial Officer


                              GSCP RECOVERY (US), LLC
                              (FORMERLY TCI INVESTMENTS LLC)

                              By:         /s/ Matt Kaufman
                                 ---------------------------------------
                              Name:         Matt Kaufman
                              Title:           Managing Director


                              GOLDENTREE ASSET MANAGEMENT, LLC

                              By:         /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:         Thomas H. Shandell
                              Title:           Partner


                              DEUTSCHE BANK SHARPS PIXLEY INC.

                              By:      GoldenTree Asset Management, LP,
                                       as Agent

                              By:      /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:      Thomas H. Shandell
                              Title:         Partner

                              HIGHBRIDGE CAPITAL MANAGEMENT, LLC

                              By:      GoldenTree Asset Management, LP,
                                       as Agent

                              By:         /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:         Thomas H. Shandell
                              Title:           Partner


                              GOLDENTREE HIGH YIELD MASTER FUND, LTD.

                              By:         /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:         Thomas H. Shandell
                              Title:           Partner


                              GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P.

                              By:        /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:        Thomas H. Shandell
                              Title:          Vice President


                              GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

                              By:         /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:         Thomas H. Shandell
                              Title:           Vice President


                              BROAD FOUNDATION

                              By:       GoldenTree Asset Management, LP,
                                            as Agent

                              By:        /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:        Thomas H. Shandell

                              Title:          Partner

                              B&W MASTER RETIREMENT BY GOLDENTREE
                              ASSET MANAGEMENT, LP AS AGENT

                              By:         /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:         Thomas H. Shandell
                              Title:           Partner


                              ELI BROAD

                              By:         /s/ Thomas H. Shandell
                              Name:         Thomas H. Shandell
                                 ---------------------------------------
                              Title:           Partner


                              UNIVERSITY OF CHICAGO ENDOWMENT,
                               BY GOLDENTREE ASSET MANAGEMENT, LP AS AGENT

                              By:         /s/ Thomas H. Shandell
                                 ---------------------------------------
                              Name:         Thomas H. Shandell
                              Title:           Partner

                                                                      SCHEDULE I

          TRANCHE A                      TRANCHE B
        SENIOR SECURED                 SENIOR SECURED
            NOTES                          NOTES              ORIGINAL PURCHASERS
            -----                          -----              -------------------

          $9,800,000                     $5,000,000           GSCP RECOVERY (US), LLC
                                                              (FORMERLY TCI INVESTMENTS LLC)
                                                              500 Campus Drive, Suite 220
                                                              Florham Park, New Jersey  07932
                                                              Attn:  President
                                                              Facsimile:  (973) 437-1037

           $550,000                         N/A               DEUTSCHE BANK SHARPS PIXLEY INC.
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

          $2,100,000                        N/A               HIGHBRIDGE CAPITAL MANAGEMENT, LLC
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

          $3,625,000                        N/A               GOLDENTREE HIGH YIELD MASTER FUND, LTD
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

          $3,925,000                        N/A               GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P.
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

          TRANCHE A                      TRANCHE B
        SENIOR SECURED                 SENIOR SECURED
            NOTES                          NOTES              NEW PURCHASERS
            -----                          -----              --------------

             N/A                         $4,250,000           GOLDENTREE HIGH YIELD
                                                              OPPORTUNITIES II, L.P.
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

             N/A                          $100,000            BROAD FOUNDATION
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

             N/A                          $300,000            B&W MASTER RETIREMENT BY GOLDENTREE ASSET MANAGEMENT, LP AS AGENT
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

             N/A                          $100,000            ELI BROAD
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

          TRANCHE A                      TRANCHE B
        SENIOR SECURED                 SENIOR SECURED
            NOTES                          NOTES              NEW PURCHASERS
            -----                          -----              --------------
             N/A                          $250,000            UNIVERSITY OF CHICAGO ENDOWMENT, BY GOLDENTREE ASSET MANAGEMENT, LP
                                                              AS AGENT
                                                              c/o GoldenTree Asset Management, LP
                                                              300 Park Avenue
                                                              25th Floor
                                                              New York, New York  10022
                                                              Attn:  Thomas Shandell
                                                              Facsimile:  (212) 847-3558

                                                                     SCHEDULE II

                                  DEFINED TERMS

      As used in the Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "10.5% SUBORDINATED NOTE DOCUMENTS" means the collective reference to the 10.5% Subordinated Notes, the 10.5% Subordinated Note Indenture and each of the other instruments and documents executed and delivered pursuant to any of the foregoing, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with Section 8.12 hereof to the extent applicable.

      "10.5 % SUBORDINATED NOTE INDENTURE" means the Indenture, dated as of May 2, 1997, between GST Acquisition Corp. and Manufacturers and Traders Trust Company, as trustee, as amended by the First Supplemental Indenture dated as of May 6, 1997, the Second Supplemental Indenture dated as of February 2, 1998 and the Third Supplemental Indenture dated as of April 11, 2001, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Senior Credit Agreement and this Agreement.

      "10.5% SUBORDINATED NOTES" means the notes issued under the 10.5% Subordinated Indenture.

      "11% SUBORDINATED NOTE INDENTURE" means the Indenture, dated as of March 24, 1997, between EVI and The Bank of New York, as trustee, as amended by the First Supplemental Indenture dated as of April 11, 2001, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Senior Credit Agreement and this Agreement.

      "11% SUBORDINATED NOTES" means the notes issued under the 11% Subordinated Indenture.

      "11% SUBORDINATED NOTE DOCUMENTS" means, collectively, the 11% Subordinated Notes, the 11% Subordinated Note Indenture and each of the other instruments and documents executed and delivered pursuant to any of the foregoing, as amended, supplemented, waived or otherwise modified from time to time in accordance with Section 8.12 hereof to the extent applicable.

      "ACCOUNT" has the meaning ascribed thereto in the Uniform Commercial Code as in effect in New York from time to time.

      "ADDITIONAL SENIOR SECURED NOTES" has the meaning specified in Section
8.2.

      "ADJUSTED INTEREST RATE" has the meaning specified in Section 1.2.

      "ADMINISTRATIVE AGENT" means, collectively, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), in its capacity as the Administrative Agent under the Senior Credit Agreement and its successors and assigns thereunder.

      "AFFILIATE" means (i) a Controlling Person or any Person which is controlled by or is under common control with a Controlling Person and (ii) any other Person who is a director, officer or member of management of the Company, any of its Subsidiaries or any Controlling Person. For purposes of the Agreement, control of a Person means the power, direct or indirect, (a) to vote 10% or more of the outstanding stock or other ownership interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AGREEMENT" means this Amended and Restated Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "AMENDMENT NO. 1 TO THE SENIOR CREDIT AGREEMENT" means the Amendment No. 1, dated as of January 30, 1998, to the Senior Credit Agreement among the Administrative Agent, the Documentation Agent, the Company and the other parties thereto.

      "AMENDMENT NO. 2 TO THE SENIOR CREDIT AGREEMENT" means the Amendment No. 2, dated as of December 23, 1998, to the Senior Credit Agreement among the Administrative Agent, the Documentation Agent, the Company and the other parties thereto.

      "AMENDMENT NO. 3 TO THE SENIOR CREDIT AGREEMENT" means the Amendment No. 3, dated as of October 29, 1999, to the Senior Credit Agreement among the Administrative Agent, the Documentation Agent, the Company and the other parties thereto.

      "AMENDMENT NO. 4 TO THE SENIOR CREDIT AGREEMENT" means the Waiver, Amendment No. 4, Agreement and Consent, dated as of April 11, 2001, among the Administrative Agent, the Documentation Agent, the Company and the other parties thereto.

      "AMENDMENT NO. 5 TO THE SENIOR CREDIT AGREEMENT" means the Waiver, Amendment No. 5, Agreement, Assumption and Consent, dated as of November 21, 2001, among the Administrative Agent, the Documentation Agent, the Company and the other parties thereto.

      "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, through a Sale and Leaseback Transaction) (a "DISPOSITION") by the Company or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock) of the Company or such Subsidiary to any Person (other than to any of its domestic Wholly Owned Subsidiaries a party to the Guarantee and Collateral Agreement); provided, that a Disposition to a joint venture or similar arrangement otherwise permitted under clause (k) of Section 8.9 hereof shall not constitute an Asset Sale.

      "BANKRUPTCY LAW" means Title 11 of the United States Code, as the same may be amended from time to time.

      "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks are required by Law or authorized to close in New York, New York.

      "CAPITAL EXPENDITURES" means with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures".

      "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "CASH EQUIVALENTS" means (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group (a division of McGraw Hill Inc.) or any successor rating agency ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("MOODY'S") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Required Purchasers, which approval shall not be unreasonably withheld), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Required Purchasers, which approval shall not be unreasonably withheld) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

      "CHANGE OF CONTROL" means the occurrence of any of the following events:
(i) any Person or group (with the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Holders shall in the aggregate beneficially, directly or indirectly, own shares of Capital Stock having more than 35% of the total voting power of all of the outstanding Capital Stock of the Company or (ii) a "Change of Control" as defined in the New Telex Senior Subordinated Indenture shall have occurred at a time when any principal amount of Indebtedness is outstanding under the New Telex Senior Subordinated Indenture.

      "CLOSING" has the meaning specified in Section 3 hereof.

      "CLOSING DATE" has the meaning specified in Section 3 hereof.

      "CO-AGENTS" means, collectively, GSCP Recovery and GoldenTree and each of their successors pursuant to Section 19.6 hereof. The tem "applicable Purchasers" means, with respect to GSCP Recovery, GSCP Recovery and each of its successors, assigns and transferees hereunder; conversely, the term "Applicable Co-Agent" means and refers to GSCP Recovery, in its capacity as a Co-Agent, and its successors pursuant to Section 19.6 hereof, with respect to such Purchasers. The term "applicable Purchasers" means, with respect to GoldenTree, GoldenTree High Yield Opportunities I, L.P., Deutsche Bank Sharps Pixley Inc., Highbridge Capital Management, LLC, GoldenTree High Yield Master Fund, Ltd., GoldenTree High Yield Opportunities II, L.P., Broad Foundation, B&W Master Retirement by GoldenTree Asset Management, LP as agent, Eli Broad, University of Chicago Endowment, by GoldenTree Asset Management, LP as agent, and each of their respective successors, assigns and transferees hereunder; conversely, the term "applicable Co-Agent, shall mean and be a reference to GoldenTree, in its capacity as a Co-Agent, and its successors pursuant to Section 19.6 hereof, with respect to such Purchasers.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time, and any successor statute.

      "COLLATERAL" means all assets of the Company and each of its Subsidiaries from time to time party to any Security Documents, now owned or hereafter acquired, upon which a Lien is created or purported to be created by any Security Document.

      "COMMITMENT FEES" has the meaning ascribed thereto in Section 1.4 hereof.

      "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

      "COMPANY" has the meaning specified in the preamble hereof.

      "CONFIDENTIAL INFORMATION" has the meaning specified in Section 17 hereof.

      "CONSOLIDATED EBITDA" means for any period, Consolidated Net Income for such period adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense,
(e) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17) and the non-cash expense associated with write-offs of impaired intangibles, (f) non-cash provisions for reserves for discontinued operations, (g) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (h) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Company or any of its Subsidiaries by the entity accounted for by the equity method of accounting), (i) accruals for any fees earned by GSCP in respect of management consulting or financial advisory services as contemplated by Section 8.10(ii) hereof but not paid in cash as provided in Section 3.2 of Amendment No. 4 to the Senior Credit Agreement, (j) for any period that is part of fiscal year 2001, and to the extent incurred prior to the Closing Date, all nonrecurring restructuring or other charges and transaction fees relating to the Telex/EVI Mergers (as such term is defined in the Senior Credit Agreement), including any such nonrecurring charges which may reasonably be classified as restructuring charges but are not classified as restructuring charges under GAAP; provided that the aggregate amount of all such charges and fees paid in cash shall not exceed $3,100,000 in the aggregate; (k) non-cash charges, of up to $161,000 in each fiscal year, relating to that certain operating lease of the Company for its corporate headquarters in Burnsville, Minnesota; (l) expenses incurred and paid by the Company prior to the Closing Date in connection with the negotiation and consummation of Amendment No. 4 to the Senior Credit Agreement, the placement and consummation of the transactions relating to the Tranche A Senior Secured Notes and the amendment and modification of the 10.5% Subordinated Notes Documents and the 11% Subordinated Notes Documents to permit the issuance of the Tranche A Senior Secured Notes; provided that the aggregate amount of all such expenses shall not exceed $1,500,000, unless otherwise agreed by the Required Purchasers; (m) expenses incurred by the Borrower in connection with the negotiation and consummation of Amendment No. 5 to the Senior Credit Agreement, the Note Purchase Transaction, the negotiation and the consummation of the Telex Exchange and the issuance of the New Telex Subordinated Notes; provided that placement fees for the Note Purchase shall not exceed $600,000 and provided further, that the aggregate amount of all such expenses (including placement fees for the Note Purchase) shall not exceed $7,000,000, unless otherwise agreed by the Co-Agents; (n) cash payments not to exceed an aggregate amount of $100,000 to be paid prior to the Closing Date made to the Company's management employees in respect of bonuses (to the extent not prohibited pursuant to Section 8.18 hereof) in accordance with the terms of such employees' employment agreements; (o) for the fiscal year ended December 31, 2001 non-cash write-offs for impaired inventory and bad debts in an amount not to exceed $9,000,000; and
(p) non-cash extraordinary gains or losses attributable to the Telex Exchange.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs) on Indebtedness of the Company and its consolidated Subsidiaries for such period minus (b) interest paid in cash during such period in respect of the Indebtedness evidenced by the 10.5% Subordinated Notes and the 11% Subordinated Notes minus (c) interest income (accrued and received or receivable in cash for such period) of the Company and its Consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED NET INCOME" means, for any period, net income of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED SUBSIDIARY" of any Person means at any date any Subsidiary or other entity the accounts of which in accordance with GAAP would be consolidated with those of such Person in its consolidated financial statements as of such date.

      "CONSOLIDATED TANGIBLE ASSETS" means, as of the any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property) less accumulated amortization, shown on the balance sheet of the Company and its Consolidated Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

      "CONTRACTUAL OBLIGATION" means, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "CONTROLLING PERSON" means any Person that is in control of the Company or any of its Subsidiaries (such control being the power to direct or cause the direction of the management and policies of the Company or any such Subsidiary, whether through the ownership of voting stock, by contract or otherwise). "CREDIT DOCUMENT" means the Note Documents, the Senior Credit Documents and the New Telex Subordinated Note Documents.


      "CREDIT DOCUMENT" means the Note Documents, the Senior Credit Documents and the New Telex Subordinated Note Documents.


      "DEFAULT" means an event, condition or default that with the giving of notice, the passage of time or both would be an Event of Default.

      "DEFAULT RATE" has the meaning specified in Section 1.2 hereof.

      "DISINTERESTED DIRECTOR" means, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

      "DISPOSITION" has the meaning ascribed thereto in the definition of the term "Asset Sale" above.

      "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company which is not a Foreign Subsidiary.

      "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in
Section 3(3) of ERISA, maintained or contributed by the Company or with respect to which the Company may incur liability.

      "ENVIRONMENTAL COSTS" means any and all costs or expenses (including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

      "ENVIRONMENTAL LAW" means any Law and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as have been, or now or at any relevant time hereafter are, in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under or about any real property owned, operated or leased by the Company or any Subsidiary thereof.

      "ENVIRONMENTAL PERMITS" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

      "ENVIRONMENTAL PROGRAM" has the meaning ascribed thereto in Section 7.8(c) hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

      "ERISA AFFILIATE" means any (i) corporation which is or was at any time during the immediately preceding six years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) partnership or other trade or business (whether or not incorporated) at any time during the immediately preceding six years under common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above, or any partnership or trade or business described in clause
(ii) above.

      "EVENT OF DEFAULT" or "Events of Default" shall have the meaning provided for in Section 9 of this Agreement.

      "EVI" means EV International, Inc., a Delaware corporation.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCLUDED FOREIGN ACCOUNT" means an Account the sale giving rise to which is to an Obligor in any jurisdiction outside the United States or Canada.

      "FINANCIAL STATEMENTS" means the consolidated and consolidating balance sheets, consolidated and consolidating statements of operations, consolidated statements of changes in cash flows and consolidated statements of changes in stockholders' equity of the Company and its Consolidated Subsidiaries for the period specified prepared in accordance with GAAP and consistent with prior practices.

      "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

      "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

      "FOREIGN SUBSIDIARY" means any Subsidiary of the Company which is organized and existing under the laws of any jurisdiction outside of the United States of America and Telex Communications International Ltd.

      "FOREIGN SUBSIDIARY INDEBTEDNESS AMOUNT" means, as of any date of determination, the greater of (x) $10,000,000 and (y) an amount equal to 10% of Consolidated Tangible Assets as of such date.

      "FORM 10-K" means the Company's annual report on SEC Form 10-K for the fiscal year ended December 31, 2000.

      "GAAP" means, with respect to the covenants contained in Sections 8.1, 8.2 and 8.8 hereof and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the Closing Date and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

      "GENERAL COUNSEL" has the meaning set forth in Section 4.5 hereof.

      "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of the United States of America, any local or state jurisdiction therein, the European Union, or local or state jurisdiction therein, therefore, or any other non-United States local, state or supranational jurisdiction, any court, tribunal, grand jury or arbitrator or any of the foregoing jurisdictions, in any case whether foreign or domestic, or any entity of any of the foregoing jurisdictions exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, arbitration award or other award or determination entered by or with any Governmental Authority.

      "GSCP" means Greenwich Street Capital Partners, Inc., a Delaware corporation.

      "GSCP GROUP" means Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, Inc., Smith Barney Holdings Inc. and their respective Affiliates; any other investment fund or vehicle managed or sponsored by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Holdings Inc. or any of their respective Affiliates; and any limited or general partners of, or other investors in, any member of the GSCP Group.

      "GUARANTEE AND COLLATERAL AGREEMENT" has the meaning specified in Section 4.4(f).

      "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

      "GUARANTOR" has the meaning ascribed thereto in the Guarantee and Collateral Agreement.

      "HEARING AID DISPOSITION" means the Disposition by the Company and its Affiliates, in one or more transactions, of all or part of its hearing aid business (including any real estate associated therewith).

      "HOLDINGS" means Telex Communications Group, Inc., a Delaware corporation.

      "INDEBTEDNESS" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) for purposes of Section 8.2 hereof and
Section 9(e) hereof only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) for purposes of Section 8.2 hereof only, all preferred stock issued by such person and (g) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (f) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof provided, that Indebtedness shall not include accruals for any fees earned by GSCP in respect of management consulting or financial advisory services as contemplated by Section 8.10(ii) hereof but not paid in cash as provided in Section 3.2 of Amendment No. 4 to the Senior Credit Agreement.

      "INDEMNIFIED COSTS" has the meaning set forth in Section 19.5 hereof.

      "INDEMNIFIED PARTIES" has the meaning specified in Section 12.2 hereof.

      "INTEREST DUE DATE" has the meaning specified in Section 1.2(c) hereof.

      "INITIAL INTEREST RATE" has the meaning specified in Section 1.2 hereof.

      "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 hereof of ERISA.

      "INSURANCE PROCEEDS" means the proceeds of any insurance or any judgments or settlements made in lieu thereof resulting from a casualty with respect to any Property.

      "INTELLECTUAL PROPERTY" has the meaning ascribed thereto in Section 5.12 hereof.

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of April 11, 2001 among JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent on behalf of the Lenders under the Senior Credit Agreement, the Purchasers and the Company, as amended by the Intercreditor Amendment, as the same may be amended, supplemented or modified from time to time.

      "INTERCREDITOR AMENDMENT" means the Intercreditor Amendment Agreement dated as of November 21, 2001 among the parties to the Intercreditor Agreement.

      "INTERNAL REVENUE SERVICE" means the Internal Revenue Service and any successor agency.

      "INVENTORY" has the meaning ascribed thereto in the Uniform Commercial Code as in effect in New York from time to time, and including, without limitation, raw materials and all sub-assemblies held for sale.

      "INVESTMENTS" has the meaning ascribed thereto in Section 8.9 hereof.

      "JUDGMENT" has the meaning specified in Section 9.1(g) hereof.

      "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other rule of law.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

      "LOSS" has the meaning set forth in Section 12.2(a) hereof.

      "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Consolidated Subsidiaries taken as a whole.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Consolidated Subsidiaries taken as a whole, (ii) the Company's ability to perform its obligations under the Note Documents, (iii) the Company's ability to perform its obligations under any Senior Credit Document, or (iv) the rights and remedies of the Purchasers under the Note Documents.

      "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances or materials or wastes defined or regulated as such in or under or which may give rise to liability under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "MATURITY DATE" has the meaning specified in Section 1.1.

      "MORTGAGED PROPERTIES" means, collectively, the real properties owned in fee by the Company or any of its Subsidiaries parties to the Guarantee and Collateral Agreement, including, without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by the Company or any such Subsidiary. "MORTGAGES" means (i) each of the amended and restated mortgages executed and delivered by the Company or any of its Subsidiaries encumbering any Mortgaged Properties, in form and substance reasonably acceptable to the Required Purchasers on the Closing Date, and (ii) each of the amended and restated mortgages and deeds of trust, if any, executed and delivered by the Company or any of its Subsidiaries to the Co-Agents pursuant to Section 7.9 hereof; in each case, as amended, supplemented or otherwise modified from time to time.

      "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) hereof of ERISA.

      "NET CASH PROCEEDS" means, with respect to any Asset Sale (including, without limitation, any Sale and Leaseback Transaction permitted under Section
8.11 hereof) hereof, any sale or issuance of equity securities of the Company or any of its Subsidiaries, the issuance of any debt securities or any borrowings by the Company or any of its Subsidiaries (other than issuances and borrowings permitted pursuant to Section 8.2 hereof, except as otherwise specified), an amount equal to the gross proceeds in cash and Cash Equivalents (including cash payments received by way of deferred payment of principal pursuant to note, installment receivable, purchase price adjustment or otherwise, but only when such cash payments are received) of such Asset Sale, sale, issuance or borrowing, net of (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, sale, issuance or borrowing, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) appropriate amounts provided or to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale and retained by the Company or any such Subsidiary after such Asset Sale and other appropriate amounts to be used by the Company or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale and (iv) in the case of a sale or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including, without limitation, payments in respect of principal, interest and prepayment premiums and penalties.

      "NEW PURCHASERS" has the meaning specified in the preamble hereof.

      "NEW TELEX SENIOR SUBORDINATED INDENTURE" means the Indenture, dated as of November 21, 2001, between the Company and BNY Midwest Trust Company, as trustee, pursuant to which the Company may issue subordinated discount notes in an aggregate issue price not to exceed $56,250,000, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Senior Credit Agreement and this Agreement.

      "NEW TELEX SUBORDINATED NOTE DOCUMENTS" means the collective reference to the New Telex Subordinated Notes, the New Telex Senior Subordinated Indenture and each of the other instruments and documents executed and delivered pursuant to any of the foregoing, together with any indentures, instruments and documents pursuant to which any registered securities substantially identical to the notes issued under the New Telex Senior Subordinated Indenture are issued pursuant to the registration obligations of the Company under the Telex Exchange, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with Section 8.12 hereof to the extent applicable.

      "NEW TELEX SUBORDINATED NOTES" means the notes issued pursuant to the Telex Exchange under the New Telex Senior Subordinated Indenture and any registered securities substantially identical to the notes issued under the New Telex Senior Subordinated Indenture, issued pursuant to the registration obligations of the Company under the Telex Exchange.

      "NOTE DOCUMENTS" means this Agreement, the Senior Secured Notes, the Intercreditor Agreement, the Security Documents and all other documents, agreements, instruments, opinions and certificates executed in connection therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

      "NOTE PURCHASE" has the meaning specified in Article 2 hereof.

      "NOTE PURCHASE TRANSACTIONS" has the meaning specified in Article 2 hereof.

      "OBLIGATION" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.1(c). Without limiting the generality of the foregoing, the

Obligations of the Company under the Note Documents include the obligations to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Company under any Note Document.

      "OBLIGOR" means, with respect to an Account, the purchaser of the goods or services giving rise to such Account or any other Person obligated to make payment in respect of such purchase of such goods or services.

      "ORIGINAL PURCHASERS" has the meaning specified in the preamble hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

      "PATENT AND TRADEMARK SECURITY AGREEMENT" has the meaning set forth in
Section 4.4(f) hereof.

      "PERMITTED HEDGING ARRANGEMENT" has the meaning specified in Section 8.16 hereof.

      "PERMITTED HOLDERS" means, collectively, (i) the GSCP Group; (ii) Wayland Investment Fund, LLC, Wayland Investment Fund II, LLC and their respective Affiliates; (iii) Jefferies and Company, Inc., Jefferies Opportunity Fund, LLC, Jefferies Opportunity Fund II, LLC, Jefferies Employees Opportunity Fund, LLC and their respective Affiliates; and (iv) Massachusetts Mutual Life Insurance Company, MassMutual High Yield Partners II LLC, SAAR Holdings CDO Limited, Somers CDO Limited, Wilbraham CBO Limited, Suffield CLO Limited, MassMutual Corporate Investor, MassMutual Global CBO I Limited and their respective Affiliates.

      "PERMITTED REFINANCED INDEBTEDNESS" has the meaning specified in Section
8.12 hereof.

      "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

      "PIK INTEREST" has the meaning specified in Section 1.2(c) hereof.

      "PLAN" means, at any particular time, any employee benefit plan that is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) hereof of ERISA.

      "PREFERRED STOCK" means the preferred stock of the Company, the terms of which have been approved by the Administrative Agent and the holders of the Senior Loans prior to the Closing Date.

      "PRINCIPAL AMOUNT" has the meaning specified in Section 1.1 hereof.

      "PROPERTY" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible.

      "PURCHASERS" has the meaning set forth in the first paragraph of this Agreement.

      "REFINANCED INDEBTEDNESS" has the meaning ascribed thereto in Section 8.12 hereof.

      "REINVESTED AMOUNT" means, with respect to any Asset Sale permitted by
Section 8.6(g) or (h) hereof, that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Company delivered to the Purchasers within 30 days of such Asset Sale, be reinvested in the business of the Company and its Subsidiaries in a manner consistent with the requirements of Section 8.15(a) hereof and the other provisions hereof within one year of the receipt of such Net Cash Proceeds or, if such reinvestment is in a project authorized by the board of directors of the Company that will take longer than one year to complete, the period of time necessary to complete such project; provided that (i) if any such certificate of a Responsible Officer is not delivered to the Purchasers on the date of such Asset Sale, any Net Cash Proceeds of such Asset Sale shall be immediately (x) deposited in a cash collateral account established at the offices of the Administrative Agent, or if the Senior Debt Obligations have been paid in full, at a depositary bank directed by the Co-Agents, to be held as collateral in favor of the Administrative Agent for the benefit of the holders of the Senior Loans and the Secured Parties (or the Co-Agents in favor of the Secured Parties, as the case may be) on terms reasonably satisfactory to the Administrative Agent, or Co-Agents, as the case may be, and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Purchasers or used to make a prepayment under Section 4.4(a) of the Senior Credit Agreement or of the Company's Obligations under the Senior Secured Notes, hereunder or under the other Note Documents.

      "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 hereof of ERISA.

      "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) hereof of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 hereof of PBGC Reg. Section 2615 hereof or any successor regulation thereto.

      "REQUIRED PURCHASERS" means, at any date of determination, the registered holders of at least a two-thirds in interest of the aggregate principal amount then outstanding of the Senior Secured Notes excluding therefrom any Senior Secured Notes then owned or held by the Company and any of its Subsidiaries; provided that solely for the purposes of amending, waiving, supplementing or otherwise modifying (a) Section 8.1 hereof or (b) waiving a Default or Event of Default under Section 9.1(b) hereof with respect to such Section 8.1, the term "Required Purchasers" shall mean the registered holders of at least 40% in interest of the aggregate principal amount then outstanding, excluding therefrom any Senior Secured Notes held by the Company and any of its Subsidiaries; provided further, that for the purposes of directing the Co-Agents to act or refrain from acting hereunder, under the Security Documents or under any other Note Document, including, without limitation for the purposes of, and as contemplated under, Section 19.1 hereof, the term "Required Purchasers" shall mean and be a reference to Purchasers holding at least a majority of the aggregate principal amount of the Senior Secured Notes then outstanding, excluding therefrom any Senior Secured Notes held by the Company or any of its Subsidiaries.

      "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, statute, ordinance, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

      "RESPONSIBLE OFFICER" means, as to any Person, any of the following officers of such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the senior vice president - finance, the treasurer or the controller of such Person, (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Purchasers as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (iii) with respect to Section 7.7 hereof and without limiting the foregoing, the general counsel of such Person and (iv) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person.

      "SALE AND LEASEBACK TRANSACTION" has the meaning ascribed thereto in
Section 8.11 hereof.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY DOCUMENTS" means, collectively, the Mortgages, the Guarantee and Collateral Agreement, the Patent and Trademark Security Agreement, and all other similar security documents hereafter delivered to the Co-Agents granting, or purporting to grant, a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Company hereunder, under any Senior Secured Notes and/or under any of the other Note Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security documents executed and delivered or caused to be delivered to the Purchasers pursuant to Section 8.15(b) or 8.15(c) hereof.

      "SENIOR CREDIT DOCUMENTS" means the Credit Agreement dated as of May 6, 1997, among Telex Communications Inc. (successor by assumption to GST Acquisition Corp.), the several banks and financial institutions parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent, as amended by the Telex Assumption Agreement dated as of May 6, 1997, Amendment No. 1 to the Senior Credit Agreement, Amendment No. 2 to the Senior Credit Agreement, Amendment No. 3 to the Senior Credit Agreement, Amendment No. 4 to the Senior

Credit Agreement and Amendment No. 5 to the Senior Credit Agreement (as so amended and as further amended, restated, supplemented, refinanced or otherwise modified from time to time in accordance with its terms, the "SENIOR CREDIT AGREEMENT") and the Loan Documents as therein defined.

      "SENIOR DEBT OBLIGATIONS" means, as of any date of determination, the Company's Obligations under the Senior Credit Documents; provided that the principal amount of the Senior Debt Obligations shall not exceed $120,000,000 on the date hereof, and, on any date thereafter, $120,000,000 less (a) the amount of each prepayment of "Term Loans" (as defined in the Senior Credit Agreement) and each permanent reduction of the aggregate "Revolving Credit Commitment" (as defined in the Senior Credit Agreement), from time to time by or on behalf of the Company pursuant to Section 4.4 of the Senior Credit Agreement (or any successor provision thereof), and (b) (without duplication) any "Net Cash Proceeds" (as defined in the Senior Credit Agreement) of any Disposition or Asset Sale, other than the Hearing Aid Disposition, retained by the Company; provided further that in connection with any financing or use of cash collateral or other Collateral (as such term is defined hereunder and under the Senior Credit Documents) with respect to the commencement of a case under Bankruptcy Law (a "DIP FINANCING"), the principal amount of the Senior Debt Obligations outstanding on the date on which such case is commenced shall be increased by the lesser of (x) the amount of such DIP Financing and (y) $25,000,000, which newly adjusted amount shall remain subject to reductions as set forth in clause
(b) of the first proviso clause of this definition.

      "SENIOR LOANS" means the "Loans" under the Senior Credit Agreement (as the term "Loan" is defined thereunder).

      "SENIOR SECURED NOTES" has the meaning specified in Section 1.1 hereof.

      "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "SOLVENT" AND "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

      "SUBSIDIARY" means, with respect to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly through one or more intermediaries, or both, owned or controlled, by such Person. Unless otherwise expressly indicated to the contrary herein, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

      "TAXES" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, alternative minimum, license, withholding, employment, payroll, excise, estimated, severance, stamp, occupation, real or personal property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, local or foreign tax authority.

      "TELEX EXCHANGE" has the meaning specified in the preamble hereof.

      "TERMINATION DATE" means the later to occur of the Maturity Date and the first Business Day on which the Company is permitted under the terms of the Intercreditor Agreement to pay in full in cash the Company's Obligations under the Senior Secured Notes and the other Note Documents.

      "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan which is likely to constitute grounds for termination of such Benefit Plan or Multiemployer Plan; (ii) the withdrawal (within the meaning of Section 4063 of ERISA) of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041 (c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) described in Section 4042(a) of ERISA and which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) described in Section 4041A(a) of ERISA and that could reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041 A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Company or any ERISA Affiliate from a Multiemployer Plan.

      "TITLE INSURANCE COMPANY" has the meaning specified in Section 7.11(b) hereof.

      "TRANCHE A PRINCIPAL AMOUNT" has the meaning specified in Section 1.1.

      "TRANCHE B PRINCIPAL AMOUNT" has the meaning specified in Section 1.1.

      "TRANCHE A SENIOR SECURED NOTES" has the meaning specified in Section 1.1.

      "TRANCHE B SENIOR SECURED NOTES" has the meaning specified in Section 1.1.

      "UNDERFUNDING" means the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

      "U.S. DOLLARS, "$" OR "DOLLARS" means United States dollars and any lawful currency of the United States of America successor thereto.

      "WHOLLY OWNED SUBSIDIARY" means as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

      "WORKING INVESTMENT" means, at any date of determination thereof, (a) the sum (determined without duplication for the Company and its Subsidiaries) of (i) the unpaid face amount of all accounts receivable of the Company and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets (other than cash) of the Company and its Subsidiaries as at such date of determination, minus (b) the sum (determined without duplication for the Company and its Subsidiaries) of (i) the unpaid amount of all accounts payable of the Company and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of the Company and its Subsidiaries as at such date of determination (but excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes).

                                                                       EXHIBIT A

                           FORM OF SENIOR SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES AND BLUE SKY LAWS AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH NOTE WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF THIS NOTE AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

THIS NOTE IS SUBJECT TO THE PROVISIONS OF AN INTERCREDITOR AGREEMENT DATED AS OF APRIL 11, 2001, AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT"), INCLUDING THEREIN CERTAIN RESTRICTIONS ON THE PAYMENT OF PRINCIPAL AND INTEREST.

                           TELEX COMMUNICATIONS, INC.

                  AMENDED AND RESTATED 19.5% ADJUSTED INTEREST
                             PIK SENIOR SECURED NOTE

Tranche B Note: B___
Initial Principal Amount: $____                                November 21, 2001

FOR VALUE RECEIVED, Telex Communications, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to the order of [NAME OF PAYEE] or its registered assign and transferee (collectively, the "PAYEE") the principal sum of [INITIAL PRINCIPAL AMOUNT] (payable in United States dollars), plus the aggregate amount of accrued interest from time to time capitalized thereon, less the aggregate amount of principal prepaid or repaid from time to time, in each case, pursuant to the terms and conditions of the Purchase Agreement (as hereinafter defined).

1. Notes. This Note is one of the 19.5% Adjusted Interest PIK Senior Secured Notes issued pursuant to and is subject to the terms and entitled to the benefits of the Amended and Restated Note Purchase Agreement dated as of November 21, 2001 (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "PURCHASE AGREEMENT"), among the Maker, the Payee hereof and the other Purchasers referred to therein. Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. This Note is subject to the terms and entitled to the benefits of the Purchase Agreement. The Maker's Obligations under this Note and the other Note Documents, and the Obligations of the Guarantors under the other Note Documents, are secured by the Collateral referred to, and as provided in, the Security Documents.

2. Maturity. This Note shall mature and all principal payments, all accrued and unpaid interest thereon, and all cost, expenses and other amounts incurred in connection therewith shall be due and payable in full (without set-off, deduction or counterclaim) on July 31, 2004 (the "MATURITY DATE") unless sooner prepaid or accelerated in accordance with the terms of the Purchase Agreement. Principal and interest due on the Maturity Date shall be due and payable in U.S. dollars in immediate available funds and shall be paid by wire transfer as directed in writing by the Payee.

3. Interest. This Senior Secured Note shall accrue interest at the rate of 19.5% per annum from the Closing Date through December 31, 2001 (the "INITIAL INTEREST RATE"). Beginning on January 1, 2002 and on the first day of each calendar quarter thereafter (i.e., April 1, July 1, October 1 and January 1), the then applicable interest rate shall increase by an additional 0.75% per annum (each such adjusted interest rate, the "ADJUSTED INTEREST RATE") and this Note shall thereafter accrue interest at the applicable Adjusted Interest Rate for so long as this Note remains outstanding; provided that the Adjusted Interest Rate applicable (excluding any default interest or other amounts payable under Section 1 of the Purchase Agreement or otherwise thereunder) to this Note shall not exceed 25% per annum. Notwithstanding the foregoing, so long as any Event of Default shall have occurred and be continuing, interest shall accrue on the unpaid principal amount of this Note at the Initial Interest Rate or the Adjusted Interest Rate, as applicable, plus 3.00% per annum (the "DEFAULT RATE") and shall be due in arrears on a quarterly basis on each Interest Due Date during the continuation of such Event of Default. Interest shall be computed on the basis of a 360-day year for the actual number of days (including the first day and the last day) occurring in the period for which such interest is payable.

4. Method of Payments. Interest shall be due quarterly in arrears on December 31, March 31, June 30 and September 30 of each year on the first such date occurring after the date of this Note, on the Maturity Date and, if the Maturity Date shall not be the Termination Date, on the Termination Date (each such date, an "INTEREST DUE DATE") and shall be compounded quarterly. On each Interest Due Date other than the Maturity Date and, if applicable, the Termination Date, payment of the interest due on such Interest Due Date shall be paid in the form of a Senior Secured Note in the principal amount of such accrued interest and issued on the applicable Interest Due Date (an "INTEREST NOTE"). Notwithstanding the foregoing, if the Consolidated EBITDA of the Maker for the four fiscal quarters ending prior to the Interest Due Date other than the Maturity Date and, if applicable, the Termination Date, is greater than or equal to two times the Consolidated Interest Expense of the Maker for the same four fiscal quarters (after including an amount equal to $5,600,000 in the definition of Consolidated Interest Expense), then such accrued interest shall be paid in U.S. dollars in immediately available funds (up to, on each quarterly interest payment date, $1,400,000 WITH RESPECT TO ALL INTEREST NOTES ISSUED PRIOR TO, OR ISSUABLE AS OF, SUCH INTEREST DUE DATE PURSUANT TO THE PURCHASE AGREEMENT, and an aggregate $5,600,000 WITH RESPECT TO ALL INTEREST NOTES ISSUED PRIOR TO, OR ISSUABLE AS OF, SUCH INTEREST DUE DATE PURSUANT TO THE PURCHASE AGREEMENT in any fiscal year) if and to the extent permitted by Section 8.12(e) of the Senior Credit Agreement and the Intercreditor Agreement. Such cash interest shall be allocated pro rata among all such Interest Notes based on the respective principal amounts of such Interest Notes. . The failure of the Maker to issue any Interest Note shall not affect the obligations of the Maker under this Note.

5. Optional Prepayment. This Note may be prepaid in whole at any time, or in part from time to time, without premium or penalty, at the option of the Maker; provided that all outstanding Interest Notes have been paid in full; provided further that any such prepayment of this Note and the other Senior Secured Notes shall be in an aggregate principal amount of not less than the lesser of $100,000 (so long as the total outstanding principal amount of the Senior Secured Notes is at least $5,000,000) and the total outstanding principal amount of the Senior Secured Notes; provided further that any such prepayment, together with any prepayments in respect of any other outstanding Senior Secured Notes, shall be allocated among all outstanding Senior Secured Notes pro rata, in the same proportion as the outstanding principal amount of each Senior Secured Note bears to the aggregate outstanding principal amount of all Senior Secured Notes, and the Payee of this Note, by its acceptance of this Note, agrees that in the event the Payee receives any prepayment in respect of this Note in excess of the Payee's pro rata share of such prepayment, the Payee shall promptly return such excess to the Maker and the Maker shall promptly cause such excess to be distributed to the holders of all outstanding Senior Secured Notes, pro rata, in the same proportion as the outstanding principal amount of each Senior Secured Note bears to the aggregate outstanding principal amount of all Senior Secured Notes.

6. Remedies on Default, Etc. Reference is made to Article 9 of the Purchase Agreement for the remedies available to the Payee upon the occurrence of an Event of Default as described in the Purchase Agreement. The Maker hereby agrees to pay on demand all reasonable costs and expenses, including without limitation reasonable attorneys' fees and costs of collection, incurred or paid by the holder of this Note in enforcing this
      Note in accordance with the Purchase Agreement.

7. SUBORDINATION. THIS NOTE, AND THE OBLIGATIONS OF THE MAKER HEREUNDER, SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR DEBT OBLIGATIONS ON THE TERMS AND CONDITIONS SET FORTH IN THE INTERCREDITOR AGREEMENT AND SECTION 1.3(b) OF THE PURCHASE AGREEMENT, WHICH SECTION 1.3(b) IS HEREIN INCORPORATED BY REFERENCE AND MADE A PART HEREOF AS IF SET FORTH HEREIN IN ITS ENTIRETY.

8. No Impairment. No provision of the Purchase Agreement or this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the coin or currency provided.

9. No Waivers; Amendments. No failure or delay on the part of the Maker or the Payee in exercising any right, power or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law or in equity or otherwise. This Note may not be amended and the provisions hereof may not be waived, except in accordance with the terms of the Purchase Agreement.

10. Lost Notes, etc. If this Note is mutilated, destroyed, lost or stolen, then the affidavit of the Payee's treasurer or assistant treasurer (or other responsible official), setting forth the circumstances with respect to such mutilation, destruction, loss or theft, shall be accepted as satisfactory evidence thereof, and an indemnity, security or payment of charges or expenses may be required as a condition to the execution and delivery by the Maker of a Note for a like aggregate principal amount in substitution therefor as set forth in Article 10 of the Purchase Agreement.

11. Waivers. The Maker hereby waives presentment, demand, protest and notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any other right, power or privilege.

12. Governing Law. This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof.

In witness whereof, the Maker has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of the Maker.

                                                TELEX COMMUNICATIONS, INC.


                                                By:_____________________________
                                                         Ned C. Jackson
                                                         President

                                                                       EXHIBIT B

                   FORM OF GUARANTEE AND COLLATERAL AGREEMENT

      This exhibit has been filed as Exhibit 4.4(e) to the Report on Form 10-Q/A for the quarter ended September 30, 2001.

                                                                       EXHIBIT C

                 FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT

      This exhibit has been filed as Exhibit 4.4(f) to the Report on Form 10-Q/A for the quarter ended September 30, 2001.

                                                                       EXHIBIT E

                         FORM OF INTERCREDITOR AGREEMENT

      This exhibit has been filed as Exhibit 4.3(o) to the Report on Form 10-Q/A for the quarter ended September 30, 2001.


                                      E-1